                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 28, 2006

                                  by and among

                           POST APARTMENT HOMES, L.P.,

                                   as Borrower

                         WACHOVIA CAPITAL MARKETS, LLC,

                                       and

                          J. P. MORGAN SECURITIES INC.,

                           as Joint Lead Arranger and
                                Joint Bookrunner,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                            as Administrative Agent,

                           JPMORGAN CHASE BANK, N.A.,

                              as Syndication Agent,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                 SUNTRUST BANK,

                                       and

                       SUMITOMO MITSUI BANKING CORPORATION

                           as Co-Documentation Agents,

                                       and

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                    AND THEIR ASSIGNEES UNDER SECTION 12.5.,

                                   as Lenders

================================================================================

                                TABLE OF CONTENTS

Article I. Definitions ....................................................    1
   Section 1.1.  Definitions ..............................................    1
   Section 1.2.  General; References to Times .............................   29

Article II. Credit Facility ...............................................   30
   Section 2.1.  Revolving Loans ..........................................   30
   Section 2.2.  Bid Rate Loans ...........................................   31
   Section 2.3.  Swingline Loans ..........................................   34
   Section 2.4.  Letters of Credit ........................................   36
   Section 2.5.  Rates and Payment of Interest on Loans ...................   40
   Section 2.6.  Number of Interest Periods ...............................   41
   Section 2.7.  Repayment of Loans .......................................   41
   Section 2.8.  Prepayments ..............................................   41
   Section 2.9.  Continuation .............................................   41
   Section 2.10. Conversion ...............................................   42
   Section 2.11. Notes ....................................................   42
   Section 2.12. Voluntary Reductions of the Commitment ...................   42
   Section 2.13. Extension of Termination Date ............................   42
   Section 2.14. Expiration or Maturity Date of Letters of
                    Credit Past Termination Date ..........................   42
   Section 2.15. Amount Limitations .......................................   42
   Section 2.16. Increase of Commitments ..................................   42

Article III. Payments, Fees and Other General Provisions ..................   42
   Section 3.1.  Payments .................................................   42
   Section 3.2.  Pro Rata Treatment .......................................   42
   Section 3.3.  Sharing of Payments, Etc .................................   42
   Section 3.4.  Several Obligations ......................................   42
   Section 3.5.  Minimum Amounts ..........................................   42
   Section 3.6.  Fees .....................................................   42
   Section 3.7.  Computations .............................................   42
   Section 3.8.  Usury ....................................................   42
   Section 3.9.  Agreement Regarding Interest and Charges .................   42
   Section 3.10. Statements of Account ....................................   42
   Section 3.11. Defaulting Lenders .......................................   42
   Section 3.12. Taxes ....................................................   42

Article IV. Yield Protection, Etc .........................................   42
   Section 4.1.  Additional Costs; Capital Adequacy .......................   42
   Section 4.2.  Suspension of LIBOR Loans ................................   42
   Section 4.3.  Illegality ...............................................   42
   Section 4.4.  Compensation .............................................   42
   Section 4.5.  Affected Lenders .........................................   42
   Section 4.6.  Treatment of Affected Loans ..............................   42

   Section 4.7.  Change of Lending Office .................................   42
   Section 4.8.  Assumptions Concerning Funding of LIBOR Loans ............   42

Article V. Conditions Precedent ...........................................   42
   Section 5.1.  Initial Conditions Precedent .............................   42
   Section 5.2.  Conditions Precedent to All Loans and Letters of Credit ..   42
   Section 5.3.  Conditions as Covenants ..................................   42

Article VI. Representations and Warranties ................................   42
   Section 6.1.  Representations and Warranties ...........................   42
   Section 6.2.  Survival of Representations and Warranties, Etc ..........   42

Article VII. Affirmative Covenants ........................................   42
   Section 7.1.  Preservation of Existence and Similar Matters ............   42
   Section 7.2.  Compliance with Applicable Law and Material Contracts ....   42
   Section 7.3.  Maintenance of Property ..................................   42
   Section 7.4.  Conduct of Business ......................................   42
   Section 7.5.  Insurance ................................................   42
   Section 7.6.  Payment of Taxes and Claims ..............................   42
   Section 7.7.  Visits and Inspections ...................................   42
   Section 7.8.  Use of Proceeds; Letters of Credit .......................   42
   Section 7.9.  Environmental Matters ....................................   42
   Section 7.10. Books and Records ........................................   42
   Section 7.11. Further Assurances .......................................   42
   Section 7.12. New Subsidiaries/Guarantors ..............................   42
   Section 7.13. REIT Status ..............................................   42
   Section 7.14. Exchange Listing .........................................   42

Article VIII. Information .................................................   42
   Section 8.1.  Quarterly Financial Statements ...........................   42
   Section 8.2.  Year-End Statements ......................................   42
   Section 8.3.  Compliance Certificate ...................................   42
   Section 8.4.  Additional Quarterly and Annual Information ..............   42
   Section 8.5.  Other Information ........................................   42
   Section 8.6.  Delivery of Documents ....................................   42

Article IX. Negative Covenants ............................................   42
   Section 9.1.  Financial Covenants ......................................   42
   Section 9.2.  Restricted Payments ......................................   42
   Section 9.3.  Indebtedness .............................................   42
   Section 9.4.  Certain Permitted Investments ............................   42
   Section 9.5.  Investments Generally ....................................   42
   Section 9.6.  Liens; Negative Pledges; Other Matters ...................   42
   Section 9.7.  Merger, Consolidation, Sales of Assets and
                 Other Arrangements .......................................   42
   Section 9.8.  Fiscal Year ..............................................   42
   Section 9.9.  Modifications of Organizational Documents ................   42

   Section 9.10. Transactions with Affiliates .............................   42
   Section 9.11. ERISA Exemptions .........................................   42

Article X. Default ........................................................   42
   Section 10.1.  Events of Default .......................................   42
   Section 10.2.  Remedies Upon Event of Default ..........................   42
   Section 10.3.  Remedies Upon Default ...................................   42
   Section 10.4.  Allocation of Proceeds ..................................   42
   Section 10.5.  Collateral Account ......................................   42
   Section 10.6.  Performance by Agent ....................................   42
   Section 10.7.  Rights Cumulative .......................................   42

Article XI. The Agent .....................................................   42
   Section 11.1.  Authorization and Action ................................   42
   Section 11.2.  Agent's Reliance, Etc ...................................   42
   Section 11.3.  Notice of Defaults ......................................   42
   Section 11.4.  Wachovia as Lender ......................................   42
   Section 11.5.  Approvals of Lenders ....................................   42
   Section 11.6.  Lender Credit Decision, Etc .............................   42
   Section 11.7.  Indemnification of Agent ................................   42
   Section 11.8.  Successor Agent .........................................   42
   Section 11.9.  Titled Agents ...........................................   42

Article XII. Miscellaneous ................................................   42
   Section 12.1.  Notices .................................................   42
   Section 12.2.  Expenses ................................................   42
   Section 12.3.  Setoff ..................................................   42
   Section 12.4.  Litigation; Jurisdiction; Other Matters; Waivers ........   42
   Section 12.5.  Successors and Assigns ..................................   42
   Section 12.6.  Amendments ..............................................   42
   Section 12.7.  Nonliability of Agent and Lenders .......................   42
   Section 12.8.  Confidentiality .........................................   42
   Section 12.9.  Indemnification .........................................   42
   Section 12.10. Termination; Survival ...................................   42
   Section 12.11. Severability of Provisions ..............................   42
   Section 12.12. GOVERNING LAW ...........................................   42
   Section 12.13. Counterparts ............................................   42
   Section 12.14. Obligations with Respect to Loan Parties ................   42
   Section 12.15. Limitation of Liability .................................   42
   Section 12.16. Patriot Act .............................................   42
   Section 12.18. Construction ............................................   42
   Section 12.19  NO NOVATION .............................................   42

SCHEDULE 1.1(A)   Existing Letters of Credit
SCHEDULE 1.1(B)   List of Loan Parties
SCHEDULE 6.1.(b)  Ownership Structure
SCHEDULE 6.1.(f)  Title to Properties; Liens
SCHEDULE 6.1.(g)  Indebtedness and Guaranties
SCHEDULE 6.1.(h)  Litigation
SCHEDULE 9.6(b)   Other Permitted Negative Pledges
SCHEDULE 9.6(c)   Other Permitted Restrictions
SCHEDULE 9.10.    Transactions With Affiliates

EXHIBIT A         Form of Assignment and Acceptance Agreement
EXHIBIT B         Form of Designation Agreement
EXHIBIT C         Form of Notice of Borrowing
EXHIBIT D         Form of Notice of Continuation
EXHIBIT E         Form of Notice of Conversion
EXHIBIT F         Form of Notice of Swingline Borrowing
EXHIBIT G         Form of Swingline Note
EXHIBIT H         Form of Bid Rate Quote Request
EXHIBIT I         Form of Bid Rate Quote
EXHIBIT J         Form of Bid Rate Quote Acceptance
EXHIBIT K         Form of Revolving Note
EXHIBIT L         Form of Bid Rate Note
EXHIBIT M         Form of Opinion of Counsel
EXHIBIT N         Form of Compliance Certificate
EXHIBIT O         Form of Guaranty

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") dated as of April 28, 2006 by and among POST APARTMENT HOMES, L.P., a Georgia limited partnership (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5.(d), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent"), J.P. MORGAN SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, SUNTRUST BANK and SUMITOMO MITSUI BANKING CORPORATION, as Co-Documentation Agents.

     WHEREAS, the Borrower, the Agent, certain Lenders and other parties entered into that certain Credit Agreement dated as of January 16, 2004 (as amended and as in effect immediately prior to the date hereof, the "Existing Credit Agreement"); and

     WHEREAS, the Borrower, the Agent and the Lenders desire to amend and restate the Existing Credit Agreement, among other things, to make available to the Borrower a revolving credit facility in the initial amount of $450,000,000, which will include a $40,000,000 letter of credit subfacility and a $40,000,000 swingline subfacility, on the terms and conditions contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is restated in its entirety as follows:

                             ARTICLE I. DEFINITIONS

SECTION 1.1. DEFINITIONS.

     In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

     "ACCESSION AGREEMENT" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

     "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

     "ADJUSTED EBITDA" means, for any period, EBITDA of PPI for such period minus Capital Reserves for such period.

     "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United

States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted Eurodollar Rate on the date on which such change in maximum rate becomes effective.

     "AFFILIATE" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding twenty percent (20.0%) or more of any Equity Interest in the Borrower; or (c) twenty percent (20.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.

     "AGENT" means Wachovia Bank, National Association, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

     "AGREEMENT DATE" means the date as of which this Agreement is dated.

     "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "APPLICABLE MARGIN" means the percentage per annum determined, at any time, based on the range into which the Borrower's Credit Rating then falls, in accordance with the levels in the table set forth below (each a "Level"). The following provisions apply to the determination of the Applicable Margin:

          (a) any change in the Borrower's Credit Rating which would cause it to move to a different Level in the below table shall effect a change in the Applicable Margin on the Business Day on which such change occurs;

          (b) as of the Agreement Date, the Applicable Margin is determined based on Level 3;

          (c) during any period that the Borrower has received Credit Ratings one Level apart, the Applicable Margin shall be determined by the higher of such two Credit Ratings;

          (d) during any period that the Borrower has received Credit Ratings which are more than one Level apart, the Applicable Margin shall be determined by the Level corresponding to the Credit Rating one Level immediately below the higher of such two Credit Ratings;

          (e) during any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating; and

          (f) during any period for which the Borrower has not received a Credit Rating from either Rating Agency, then the Applicable Margin shall be determined based on Level 5.

        BORROWER'S CREDIT RATING   APPLICABLE MARGIN FOR   APPLICABLE MARGIN FOR
LEVEL         (S&P/MOODY'S)             LIBOR LOANS           BASE RATE LOANS
-----   ------------------------   ---------------------   ---------------------
  1     A-/A3 or higher                     0.45%                  0.00%
  2     BBB+/Baa1                           0.50%                  0.00%
  3     BBB/Baa2                           0.575%                  0.00%
  4     BBB-/Baa3                           0.80%                  0.00%
  5     lower than BBB-/Baa3                1.25%                  0.25%

     "ARRANGERS" means Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., together with their successors and permitted assigns.

     "ASSIGNEE" has the meaning given that term in Section 12.5.(d).

     "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

     "BASE RATE" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

     "BASE RATE LOAN" means a Revolving Loan bearing interest at a rate based on the Base Rate.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BID RATE" has the meaning given that term in Section 2.2.(c)(ii)(C).

     "BID RATE BORROWING" has the meaning given that term in Section 2.2.(b).

     "BID RATE LOAN" means a loan made by a Lender under Section 2.2.

     "BID RATE NOTES" has the meaning given that term in Section 2.11.(b).

     "BID RATE QUOTE" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

     "BID RATE QUOTE REQUEST" has the meaning given that term in Section
2.2.(b).

     "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

     "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina or New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITAL RESERVES" means, for any period and with respect to any Mutifamily Property, an amount equal to (a) $200 per apartment unit in such Multifamily Property times, (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Multifamily Properties of PPI, the Borrower and their Wholly Owned Subsidiaries and pro rata shares of all Mutifamily Properties of their respective Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates, in each case as now or hereafter owned or occupied under a Ground Lease.

     "CAPITALIZATION RATE" means 7.50%.

     "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

     "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; (e) money market sweep accounts maintained with banks satisfying the requirements in clause (b) above and providing for investments in Eurodollar deposits and other investments otherwise constituting Cash Equivalents as provided herein; and (f) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

     "CERTIFICATE OF OCCUPANCY" means a certificate of occupancy or comparable regulatory certification, permit or approval, whether temporary or permanent, which permits lawful occupancy of a Property.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (a) Any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) shall have acquired beneficial ownership, directly or indirectly, of voting stock of PPI (or other securities convertible into such voting stock) representing 40% or more of the combined voting power of all voting stock of PPI;

     (b) During any period of up to 24 consecutive months, commencing after January 16, 2004, individuals who at the beginning of such 24-month period were directors of PPI (together with any new director whose election by PPI's Board of Directors or whose nomination for election by PPI's shareholders was approved by a vote of at least one half of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the directors of PPI then in office; provided, that directors who cease to serve on the Board of Directors during such 24 month period because of disability, death, resignation or reaching the mandatory retirement age for directors shall be treated as if they did not serve on the Board of Directors at the beginning of the 24-month period for purposes of the calculation provided in this clause (b) and clause (c);

     (c) During any period of up to 24 consecutive months, commencing after January 16, 2004, (i) individuals who at the beginning of such 24-month period were directors of PPI cease for any reason to constitute at least 75% of the directors of PPI then in office (calculated as provided in clause (b) of this definition) and (ii) any two of the Chief Executive Officer of PPI, the Chief Financial Officer of PPI, the Chief Investment Officer of PPI and the President of the Post Apartment Management division of the Borrower cease for any reason (including, without limitation, death or disability) to serve in such capacity on a full time basis, and, within 180 days thereafter, such individuals are not replaced with individuals reasonably acceptable to the Requisite Lenders;

     (d) PPI fails to own directly all of the Equity Interests of each of GP Sub and LP Sub; and

     (e) GP Sub fails to be the sole general partner of the Borrower.

As used in this definition, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the date hereof.

     "COLLATERAL ACCOUNT" means a special non-interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.

     "COMMITMENT" means, as to each Lender (other than the Swingline Lender), such Lender's obligation (a) to make Revolving Loans pursuant to Section 2.1.,
(b) to issue (in the case of the Lender then acting as Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), and (c) to participate in Swingine Loans pursuant to
Section 2.3.(e), in each case in an amount up to but not exceeding the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount", or as set forth in the applicable Assignment and Acceptance Agreement, in each case as the same may be reduced from time to time pursuant to
Section 2.12., increased from time to time pursuant to Section 2.16., or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

     "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

     "COMPLIANCE CERTIFICATE" has the meaning given that term in Section 8.3.

     "CONDOMINIUM PROPERTY" means (a) a Property being developed with multiple residential condominiums on a "ground up" basis (including any such Property that is part of a Mixed-Use Project) or (b) a Multifamily Property that has been converted into residential condominium units, in each case for the purpose of sale. For purposes of this definition and the definition of "Condominium Property Value" a Multifamily Property will be deemed "converted" into residential condominium units once both of the following have occurred: (i) notice of the conversion has been sent to the tenants of such Property and (ii) a declaration of condominium or other similar document is filed with the applicable Governmental Authority.

     "CONDOMINIUM PROPERTY VALUE" means (a) for a Multifamily Property converted into residential condominium units, the sum of the following: (i) the Net Operating Income for such Property for the four quarter period ending immediately prior to such conversion divided by 7.50%, plus (ii) 80% of cost of capital improvements made to such Property in connection with such conversion not to exceed 25% of the amount determined in accordance with the preceding clause (i), minus (iii) with respect to each individual condominium unit sale, 85% of the net sale proceeds (defined as the actual sales price less commissions, fees and any other related expenses not to exceed 5% of the actual sales price) from such sale; provided, however, no value will be attributed to such a Property 24 months after its conversion, and (b) for a Property being developed with multiple residential condominiums on a "ground up" basis, (i) the sum of all cash expenditures for land and improvements (including indirect costs internally allocated and development costs) of such Property minus (ii) with respect to each individual condominium unit sale, 85% of the net sale proceeds (defined as the actual sales price less commissions, fees and any other related expenses not to exceed 5% of the actual sales price) from such sale; provided, however, no value will be attributed to such a Property 36 months after actual construction on, or other physical development of, such Property has commenced (other than pre-development site work related to remediation and other limited construction or development in advance of actual project construction). In addition, no value shall be attributable to a Condominium Property at any time following the earlier of (x) all condominium units of such Property having been sold or otherwise conveyed and (y) the management of such Property having been turned over to such Property's homeowner's association.

     "CONSOLIDATED GROUP" means PPI, GP Sub, LP Sub, the Borrower and the Borrower's consolidated Subsidiaries, as determined in accordance with GAAP.

     "CONSTRUCTION-IN-PROCESS" means at any time for a Person, the sum of all cash expenditures for land and improvements (including indirect costs internally allocated and development costs) on all Properties that are under construction or with respect to which construction is scheduled to commence within twelve
(12) months of the relevant determination.

     "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to
Section 2.9.

     "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

     "CORE UNENCUMBERED ASSET VALUE" means, as of any date, the sum (without duplication) of: (a) the most recent four quarters Unencumbered Adjusted Net Operating Income divided by the Capitalization Rate, plus (b) the GAAP book value of all Eligible Properties acquired during the most recent four quarters by the Borrower and its Wholly Owned Subsidiaries and their pro rata share of the GAAP book value of all Eligible Properties acquired during such time by their Non-Wholly Owned Subsidiaries, plus (c) with respect to acquisition properties owned more than four quarters, the Unencumbered Adjusted Net Operating Income for the most recent four quarters, divided by the Capitalization Rate. For purposes of calculating Core Unencumbered Asset Value, any value attributed to Renovation Properties or Condominium Properties shall be excluded and any value in excess of 10% of the Core Unencumbered Asset Value attributed to (i) Eligible Properties or other assets owned by Subsidiaries that are not Guarantors and (ii) Eligible Properties or other assets owned by Non-Wholly Owned Subsidiaries, shall be excluded.

     "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan and (b) the issuance of a Letter of Credit.

     "CREDIT RATING" means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of the Borrower.

     "DEFAULT" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

     "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

     "DERIVATIVES CONTRACT" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, but excluding "cash flow hedge" transactions as defined under GAAP prior to the occurrence of a termination event thereunder. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

     "DERIVATIVES TERMINATION VALUE" means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

     "DESIGNATED LENDER" means a special purpose corporation which is sponsored by a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.5.(e) and (c) is not otherwise a Lender.

     "DESIGNATED LENDER NOTE" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

     "DESIGNATING LENDER" has the meaning given that term in Section 12.5.(e).

     "DESIGNATION AGREEMENT" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit B or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

     "DEVELOPMENT PROPERTIES" means at any time on a consolidated basis for a Person and its Subsidiaries, the sum of (A) 100% of the aggregate amount of cash expenditures made to acquire each unimproved Property then held for development plus (B) the sum of the following items as to which (x) actual construction or other physical development or redevelopment activities have commenced, and (y) no Certificate of Occupancy shall have been issued or received: (i) costs then budgeted to develop any such unimproved Property, plus (ii) without duplication, where any such Property is being developed or redeveloped in phases, as to any phase which is still being developed or redeveloped and for which a Certificate of Occupancy has not been received, the cash expenditures made and costs then budgeted for development or redevelopment of such phase (including indirect costs internally allocated in accordance with GAAP).

     "DOLLARS" or "$" means the lawful currency of the United States of America.

     "EBITDA" with respect to a Person for any period means (without duplication) an amount, determined on a consolidated basis, equal to the sum of
(a) the net income (or loss) of such Person and its Wholly Owned Subsidiaries for such period, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) all provisions for any Federal, state or other income taxes; (iv) asset impairment and restructuring charges, and all other extraordinary or nonrecurring gains and losses; (v) changes in deferred taxes and other noncash items; (vi) in the case of PPI, noncash expense associated with stock compensation; (vii) in the case of PPI and the Borrower, distributions on Preferred Securities issued by PPI or the Borrower; and (viii) gains or losses from early extinguishment of Indebtedness and redemption of Preferred Securities (including any gains or losses in respect of any derivative agreements or arrangements in effect that are related to such Indebtedness or Preferred Securities), in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis; plus (b) such Person's pro rata share of "EBITDA" from its Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates (determined for such Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates in a manner consistent with the foregoing), all as determined in accordance with GAAP; plus (c) Net Operating Income of such Person and its Wholly Owned Subsidiaries and such Person's and its Wholly Owned Subsidiaries' pro rata share of Net Operating Income of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates in respect of units of Condominium Properties prior to the sale thereof, provided that if such Net Operating Income is a negative number, EBITDA shall be reduced only to the extent, if any, that the amount of such negative Net Operating Income (if considered a positive number) would exceed the aggregate amount of any income or gain realized in respect of sales of units of Condominium Properties during such period in accordance with GAAP. Except as provided in the preceding clause (c), EBITDA shall in no event include any income or gain, in either case, realized on the sale of any portion of a Condominium Property.

     "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

     "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency acceptable to the Agent. Notwithstanding the foregoing, during any period in which an Event of Default shall have occurred and be continuing under any of subsections (a), (b), (f) or
(g) of Section 10.1., the term "Eligible Assignee" shall mean any Person that is not an individual.

     "ELIGIBLE GROUND LEASE" means a ground lease (including if applicable related agreements with the lessor) containing terms and conditions which, taken as a whole, would reasonably be expected to allow the lessee to obtain leasehold mortgage financing of its interest in such ground lease from institutional lenders who are regularly engaged in the business of leasehold mortgage financing, provided customary real estate underwriting criteria are otherwise satisfied, all as determined by the Borrower in its good faith business judgment, including (a) a term of thirty-five (35) years or more, inclusive of any unexercised extension options that may be exercised by the lessee without the consent or approval of the lessor (or in the absence of a remaining term of such length, the right to purchase or otherwise acquire the fee simple title to the leased property on terms advantageous to the lessee), and (b) leasehold mortgagee protection provisions which are, in the Borrower's good faith business judgment, reasonable under the circumstances.

     "ELIGIBLE PROPERTY" means a Property which satisfies all of the following requirements:

     (a) such Property is a Multifamily Property or a Condominium Property;

     (b) such Property is owned in fee simple or, in the case of a Multifamily Property only, is leased under an Eligible Ground Lease, in any case, by the Borrower or a Subsidiary;

     (c) neither such Property, nor any interest of the Borrower or its Subsidiaries therein, is subject to any Lien (other than Permitted Liens) or to any Negative Pledge;

     (d) if such Property is owned by a Subsidiary or leased by a Subsidiary pursuant to an Eligible Ground Lease, (i) none of the Borrower's direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens) or to any Negative Pledge, (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (B) to sell, transfer or otherwise dispose of such Property;
(iii) the Borrower must own directly or indirectly not less than 66.67% of the outstanding Equity Interests of such Subsidiary; and (iv) such Subsidiary has no Indebtedness other than (x) standby letters of credit, Capitalized Lease Obligations and purchase money debt as required for the development and operation of the Property not to exceed $500,000 and (y) Indebtedness owing to the Borrower or another Subsidiary; and

     (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which do not have a material adverse effect on the value of such Property.

     "ELIGIBLE QI CASH AND CASH EQUIVALENTS" means at any time the sum of (i) proceeds from the sale of Properties by the Borrower or a Subsidiary which are held by a Qualified Intermediary in and as cash or Cash Equivalents in a "qualified escrow account" within the meaning of the regulations issued pursuant to Section 1031 of the Internal Revenue Code pursuant to an exchange agreement intended for the purposes of implementing a tax deferred exchange transaction under Section 1031 under the Code minus (ii) all costs, expenses and other obligations incurred by or owing to the Qualified Intermediary or any other Person which are to be paid from such qualified escrow account prior to or at the time of the disbursement of the proceeds from such qualified escrow account by the Qualified Intermediary. In the event (a) all or a portion of the cash or Cash Equivalents held by the Qualified Intermediary become subject to any Lien or (b) the Qualified Intermediary becomes subject to any bankruptcy or insolvency proceedings, then with respect to clause (a) above, the value of the cash or Cash Equivalents subject to such Lien shall be deemed to be zero ($0) and with respect to clause (b) above, the cash or Cash Equivalents held by such Qualified Intermediary shall be deemed to be zero ($0).

     "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
Section 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

     "EQUITY INTEREST" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

     "EQUITY ISSUANCE" means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA GROUP" means the Borrower and any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EVENT OF DEFAULT" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "EXCLUDED PORTION" has the meaning given to that term in the definition of "Mixed-Use Project".

     "EXCLUDED SUBSIDIARY" means any Wholly Owned Subsidiary of the Borrower that is prohibited from guarantying the Indebtedness of another Person pursuant to any document, instrument or agreement evidencing secured Indebtedness of such Subsidiary.

     "EXISTING CREDIT AGREEMENT" has the meaning given to that term in the first "WHEREAS" clause of this Agreement.

     "EXISTING LETTERS OF CREDIT" means each of the letters of credit issued by the Agent under the Existing Credit Agreement and described on Schedule 1.1.(A).

     "FACILITY FEE" means the per annum percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

        BORROWER'S CREDIT RATING
LEVEL         (S&P/MOODY'S)        FACILITY FEE
-----   ------------------------   ------------
  1     A-/A3 or higher               0.125%
  2     BBB+/Baa1                      0.15%
  3     BBB/Baa2                       0.15%
  4     BBB-/Baa3                     0.175%
  5     lower than BBB-/Baa3           0.25%

As of the Agreement Date, and thereafter until any change in Level as provided in the definition of "Applicable Margin", the Facility Fee equals 0.15%.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

     "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower to the Agent, the Titled Agents, or the Lenders hereunder or under any other Loan Document.

     "FIXED CHARGES" means for any period, the sum of (a) Interest Expense paid during such period by PPI, the Borrower and their Wholly Owned Subsidiaries and their respective pro rata shares of Interest Expense paid during such period by their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates plus (b) regularly scheduled principal payments on Total Indebtedness during such period (excluding any balloon, bullet or similar principal payment payable on any Total Indebtedness which repays such Total Indebtedness in full) of PPI, the Borrower and their Wholly Owned Subsidiaries and their respective pro rata shares of such regularly scheduled principal payments on Total Indebtedness during such period of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates plus (c) all Preferred Dividends paid during such period, all on a consolidated basis determined in accordance with GAAP on a consistent basis.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination (subject to Section 1.2.).

     "GP SUB" means Post GP Holdings, Inc., a Georgia corporation which is a Wholly Owned Subsidiary of PPI, the general partner of the Borrower and the owner of a 1% general partner interest in the Borrower as of the Effective Date.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

     "GROSS ASSET VALUE" on a consolidated basis for PPI, the Borrower and their Wholly Owned Subsidiaries and their respective pro rata shares of the following amounts for their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates, shall mean as of any date of determination the sum (without duplication) of the following:

     (a) the aggregate amount of the unpledged portion of all unrestricted cash and Cash Equivalents; plus

     (b) with respect to each Stabilized Multifamily Property, the Net Operating Income for such Stabilized Multifamily Property for the most recent four fiscal quarters, divided by the Capitalization Rate; provided, however, that if such Multifamily Property first became a Stabilized Multifamily Property at any time after the commencement of such four fiscal quarter period, the valuation in this clause (b) shall be made on an annualized basis using the Net Operating Income for the period of one, two or three of the most recent fiscal quarters, as the case may be, during which such Multifamily Property constituted a Stabilized Multifamily Property (with such Net Operating Income being multiplied by four, two, or one and one-third, as applicable, and with such total being divided by the Capitalization Rate); plus

     (c) with respect to each Other Multifamily Property, the undepreciated GAAP book value of such Other Multifamily Property; plus

     (d) the undepreciated GAAP book value of Construction-in-Process; plus

     (e) the Renovation Property Value of all Renovation Properties limited to 15% of Gross Asset Value; plus

     (f) Eligible QI Cash and Cash Equivalents limited to 10% of Gross Asset Value; plus

     (g) the book value (net of applicable reserves) of all other assets (excluding any assets classified as intangible assets under GAAP) as shown on PPI's most recent quarterly financial statements prepared on a consolidated basis in accordance with GAAP; plus

     (h) the Condominium Property Value of all Condominium Properties.

     Gross Asset Value shall be calculated on a pro forma basis as if assets acquired during the relevant period were owned as of the beginning of the relevant period, and all assets disposed of during the relevant period were not owned during any portion of the relevant period.

     "GROUND LEASE" means an Eligible Ground Lease or an Ineligible Ground
Lease.

     "GUARANTORS" means, individually and collectively, as the context shall require, PPI, GP Sub, LP Sub, any Significant Subsidiary which becomes a Guarantor and any Subsidiary that elects to become a Guarantor.

     "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit O.

     "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP" toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person with respect to any take-out commitment to the extent all conditions to such commitment have been satisfied or waived net of asset value (but not less than zero); (h) all obligations of such Person with respect to any forward equity commitment net, in the case of forward equity commitments to acquire multifamily real estate assets or equity interests in a Person owning directly or indirectly multifamily real estate assets, the value of such real estate assets or interests therein (but not less than zero); (i) purchase obligations and repurchase obligations to the extent all conditions to such purchase or repurchase have been satisfied or waived net of asset value (but not less than zero); (j) net obligations under any Derivatives Contract in an amount equal to the Derivatives Termination Value thereof; (k) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person; and (l) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided, however, that Indebtedness shall not include (x) any such obligations subject to defeasance arrangements in accordance with GAAP, or (y) obligations in respect of Mandatorily Redeemable Stock to the extent of any sinking fund payments that have been made in connection therewith, but only, in the case of (x) and (y) such defeasance and sinking fund payments shall be held as restricted cash that is escrowed or maintained in a trust or escrow account or other fund with one or more trustees relating to the applicable indenture or other agreement pertaining to such obligations; and provided, further, that Indebtedness described in the foregoing clauses (g), (h) and (i) shall not include any such obligation that can be satisfied solely by the issuance of Equity Interests (other than Mandatorily Redeemable Stock).

     "INELIGIBLE GROUND LEASE" means a ground lease other than an Eligible Ground Lease.

     "INTELLECTUAL PROPERTY" has the meaning given that term in Section 6.1.(s).

     "INTEREST EXPENSE" means for any period the sum of the following (without duplication) for PPI, the Borrower and their Wholly Owned Subsidiaries and their respective pro rata shares of the following for their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates, (a) all interest expense incurred for such period, including capitalized interest not funded under a construction loan, plus (b) recurring fees (such as recurring issuer, trustee and credit enhancement fees), whether paid or accrued, in connection with Tax Exempt Bonds or other credit enhanced Indebtedness for such period, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

     "INTEREST PERIOD" means:

     (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of a Continuation of a LIBOR Loan the last day of the next preceding Interest Period for such Loan and ending 7 days or 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period of 1, 2, 3 or 6 months days duration that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month; and

     (b) with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 360 days thereafter, as the Borrower may select as provided in Section 2.2.(b).

     Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next Business Day (or, if the next Business Day falls in the next calendar month, then on the immediately preceding Business Day).

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "INVESTMENT" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Notwithstanding the foregoing to the contrary, Investments in Development Properties shall include the budgeted costs described in the definition of Development Properties. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "INVESTMENT GRADE RATING" means a Credit Rating of BBB-/Baa3 (or equivalent) or higher from either of the Rating Agencies.

     "L/C COMMITMENT AMOUNT" equals $40,000,000.

     "LEVEL" has the meaning given that term in the definition of the term "Applicable Margin."

     "LP SUB" means Post LP Holdings, Inc., a Georgia corporation which is a Wholly Owned Subsidiary of PPI and the owner of a majority of the limited partnership interests in the Borrower as of the Effective Date.

     "LENDER" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and permitted assigns, and as the context requires, includes the Swingline Lender; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes under the Loan Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.5.(e), have the rights (including the rights given to a Lender contained in Sections 12.2. and 12.9.) and obligations of a Lender associated with holding such Bid Rate Loan.

     "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

     "LETTER OF CREDIT" has the meaning given that term in Section 2.4.(a).

     "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

     "LETTER OF CREDIT LIABILITIES" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender acting as the Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.4.(i), and the Lender acting as the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Agent of their participation interests under such Section.

     "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Loan comprising part of such borrowing would be offered by the Agent to major banks in the London Eurodollar market at their request at 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "LIBOR LOAN" means a Revolving Loan bearing interest at a rate based on LIBOR.

     "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

     "LOAN" means a Revolving Loan, a Bid Rate Loan or a Swingline Loan.

     "LOAN DOCUMENT" means this Agreement, each Note, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

     "LOAN PARTY" means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

     "MANDATORILY REDEEMABLE STOCK" means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Revolving Loans are scheduled to be due and payable in full.

     "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, properties, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party,
(c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

     "MATERIAL SUBSIDIARY" means any Subsidiary that comprises at least 5% of Unencumbered Asset Value.

     "MIXED-USE PROJECT" means a mixed-use project that includes or will include a Multifamily Property, Condominium Property, and/or Renovation Property, where upon completion or substantial completion of the project the portion of the project that is attributable to non-residential uses is to be transferred to or otherwise held by a Person other than PPI, the Borrower or a Subsidiary or Unconsolidated Affiliate of PPI or the Borrower (the "Excluded Portion").

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "MORTGAGE" means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

     "MULTIEMPLOYER PLAN" means at any time multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "MULTIFAMILY PROPERTY" means a Property improved with one or more residential apartment communities (including the Property known as Post Riverside and any other such Property that is part of a Mixed-Use Project).

     "NEGATIVE PLEDGE" means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits or limits the creation of any Lien on any assets of a Person as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that for purposes of this Agreement the following shall not be deemed to constitute a "Negative Pledge": (i) provisions in agreements or instruments evidencing or governing senior Indebtedness that have the effect of imposing limitations or restrictions on the amount of secured Indebtedness that the Borrower or any Subsidiary or other Loan Party may incur or maintain, or (ii) provisions in any agreements relating to the sale of a Subsidiary, or any asset of the Borrower, any Subsidiary, or any other Loan Party, pending such sale, provided that any such provision applies only to the Subsidiary or the asset that is to be sold.

     "NET OPERATING INCOME" means, for any period for any Property, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any subsidiary and any property management fees) minus (c) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in the amount of two and one-half percent (2.50%) of the gross revenues for such Property for such period.

     "NET PROCEEDS" means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the book value (for financial accounting purposes) of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

     "NON-MULTIFAMILY PROPERTY" means any Property for which greater than 20% of the net rentable square footage is attributable to uses other than multifamily apartment rental use or residential condominium use, but excluding Post Riverside and any other Mixed-Use Project where, after excluding the Excluded Portion of the Mixed-Use Project, not more than 20% of the remaining net rentable square footage is attributable to such other uses.

     "NONRECOURSE INDEBTEDNESS" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other customary exceptions to recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

     "NON-WHOLLY OWNED SUBSIDIARY" means Subsidiaries that are not Wholly Owned Subsidiaries.

     "NOTE" means a Revolving Note, a Bid Rate Note or a Swingline Note.

     "NOTES RECEIVABLE" mean mortgage and notes receivable and reimbursement agreements (to the extent obligations are payable under such reimbursement agreements), including interest payments thereunder, of each member of the Consolidated Group (other than such mortgage and notes receivable and reimbursement agreements owing from other members of the Consolidated Group).

     "NOTICE OF BORROWING" means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

     "NOTICE OF CONTINUATION" means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

     "NOTICE OF CONVERSION" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

     "NOTICE OF SWINGLINE BORROWING" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.3. evidencing the Borrower's request for a borrowing of Swingline Loans.

     "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

     "OFAC" means U.S. Department of the Treasury's Office of Foreign Assets Control and any successor Governmental Authority.

     "OFF-BALANCE SHEET OBLIGATIONS" means, without duplication, liabilities and obligations of any Person (but excluding any portion of such liabilities and obligations that are not attributable to such Person's pro rata share of any such liabilities or obligations of its Non-Wholly Owned Subsidiaries or Unconsolidated Affiliates) in respect of "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities
Act) which such Person would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of such Person's report on Form 10-Q or Form 10-K (or their equivalents) which such Person is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

     "OTHER MULTIFAMILY PROPERTY" means, during any fiscal quarter of the Borrower, each Multifamily Property owned (or leased pursuant to a Ground Lease) by the Borrower or any of its Subsidiaries that is not a Stabilized Multifamily Property.

     "PARTICIPANT" has the meaning given that term in Section 12.5.(c).

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

     "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair in any material respect the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lender; (f) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f).

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to two percent (2.0%) plus the Base Rate as in effect from time to time.

     "PPI" means Post Properties, Inc., a Georgia corporation, and its successors and assigns.

     "PREFERRED DIVIDENDS" means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Securities issued by any member of the Consolidated Group. Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) to any member of the Consolidated Group; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

     "PREFERRED SECURITIES" means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

     "PRIME RATE" means the rate of interest per annum announced publicly by the Lender acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.

     "PRINCIPAL OFFICE" means the office of the Agent located at One Wachovia Center, Charlotte, North Carolina, or such other office of the Agent as the Agent may designate from time to time.

     "PROPERTY" means any parcel or unit (or group of related parcels or units) of real property developed (or to be developed) as a Multifamily Property, Condominium Property or other use by a member of the Consolidated Group or, as the context may require, their Unconsolidated Affiliates, and which is located in a state of the United States of America or the District of Columbia.

     "RATING AGENCY" means S&P or Moody's.

     "REGISTER" has the meaning given that term in Section 12.5.(f).

     "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

     "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

     "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

     "RENOVATION PROPERTY" means a Multifamily Property on which the existing building or other improvements are undergoing renovation that will either (i) disrupt the occupancy of at least 15% of the square footage of such Property designed for residential occupancy purposes or (ii) temporarily reduce the Net Operating Income attributable to such Property for any fiscal quarter by more than 15% as compared to the comparable fiscal quarter in the immediately preceding fiscal year. A Multifamily Property shall cease to be a Renovation Property upon the earliest to occur of (i) all improvements (other than tenant improvements on unoccupied space) related to the renovation of such Property having been substantially completed and (ii) once such Property has achieved an economic occupancy rate of 80.0% or more.

     "RENOVATION PROPERTY VALUE" means for a Renovation Property, the sum of the following: (a) the Net Operating Income attributable to such Property for the four quarter period ending immediately prior to the commencement of such renovation divided by the Capitalization Rate, plus (b) the cost of capital improvements made to such Property in connection with such renovation not to exceed 30% of the amount determined in accordance with the preceding clause (a); provided, however, such property will cease to be a Renovation Property 18 months following the commencement of such renovation.

     "REQUISITE LENDERS" means, as of any date, Lenders having at least 66 2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote). Commitments, Revolving Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. For purposes of this definition a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

     "RESPONSIBLE OFFICER" means each of the President, Chief Financial Officer, and Controller of PPI, G P Sub, or the Borrower, as the case may be.

     "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of any member of the Consolidated Group now or hereafter outstanding, except a dividend payable in Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of any member of the Consolidated Group now or hereafter outstanding, except to the extent the consideration given in respect thereof constitutes Equity Interests; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any member of the Consolidated Group now or hereafter outstanding, except to the extent such payment is made in Equity Interests.

     "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to
Section 2.1.(a).

     "REVOLVING NOTE" has the meaning given that term in Section 2.11.(a).

     "SANCTIONED ENTITY" means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

     "SANCTIONED PERSON" means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

     "SECURED INDEBTEDNESS" means all Indebtedness of PPI, the Borrower and all Wholly Owned Subsidiaries and their respective pro rata shares of the Indebtedness of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates, in each case that is secured in any manner by any Lien on such Person's property, determined on a consolidated basis.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

     "SIGNIFICANT SUBSIDIARY" means any existing or future Wholly Owned Subsidiary of the Borrower, the assets of which constitute more than 5% of Gross Asset Value and which is not an Excluded Subsidiary.

     "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

     "SPECIFIED EVENT OF DEFAULT" means any of the Events of Default described in Sections 10.1.(a), 10.1.(f) and 10.1.(g) of this Agreement

     "STABILIZED MULTIFAMILY PROPERTY" means, during any fiscal quarter of the Borrower, each Multifamily Property owned (or leased pursuant to a Ground Lease) by the Borrower or any of its Subsidiaries that either (i) has achieved an 85% economic occupancy rate with tenants who have been paying rent under executed leases for the two prior fiscal quarters of the Borrower during which such Multifamily Property was owned or leased by the Borrower or any Subsidiary, or
(ii) has been completed for at least four full fiscal quarters (with completion evidenced by a Certificate of Occupancy) prior to such fiscal quarter or, with respect to any Multifamily Property acquired (or newly leased pursuant to a Ground Lease) by the Borrower or any Subsidiary, has been owned or leased by the Borrower or such Subsidiary for at least four full fiscal quarters prior to such fiscal quarter.

     "STATED AMOUNT" means, at any time, the amount then available to be drawn by a beneficiary under a Letter of Credit, after giving effect to any increase or reduction in effect as of such time in accordance with the terms of such Letter of Credit.

     "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

     "SWINGLINE COMMITMENT" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $40,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

     "SWINGLINE LENDER" means Wachovia Bank, National Association, together with its respective successors and assigns.

     "SWINGLINE LOAN" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

     "SWINGLINE NOTE" means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit G.

     "TANGIBLE NET WORTH" means at any date the sum of (a) the sum of (i) the book value of Properties owned by members of the Consolidated Group plus (ii) accumulated depreciation of Properties owned by members of the Consolidated Group to the extent reflected in the then book value of the assets of the members of the Consolidated Group plus (iii) the book value of all other assets of the members of the Consolidated Group, all determined in accordance with GAAP on a consolidated basis minus (b) the sum of (i) all amounts appearing on the assets side of the balance sheet of any member of the Consolidated Group for assets which would be classified as intangible assets under GAAP plus (ii) all GAAP liabilities of the Consolidated Group.

     "TAX EXEMPT BONDS" means tax exempt revenue bonds or similar instruments issued by a Governmental Authority on behalf of any member of the Consolidated Group, or any of such Person's Unconsolidated Affiliates to finance Multifamily Properties of such Person.

     "TAXES" has the meaning given that term in Section 3.12.

     "TERMINATION DATE" means April 27, 2010.

     "TITLED AGENTS" means the Joint Lead Arrangers and Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents and the Managing Agents, and their respective successors and permitted assigns.

     "TOTAL INDEBTEDNESS" means, as of any given date, total Indebtedness of PPI, the Borrower and all Wholly Owned Subsidiaries and their respective pro rata shares of the Indebtedness of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates, determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

     "TYPE" with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

     "UNCONSOLIDATED AFFILIATE" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "UNENCUMBERED ADJUSTED NET OPERATING INCOME" means the Net Operating Income for all Eligible Properties owned by the Borrower or any Wholly Owned Subsidiaries during a given period plus their respective pro rata shares of the Net Operating Income for all Eligible Properties owned by Non-Wholly Owned Subsidiaries during such period, each as adjusted for any non-recurring items during such period.

     "UNENCUMBERED ASSET VALUE" means, as of any date, the sum (without duplication) of the following for the Borrower and its Wholly Owned Subsidiaries and their respective pro rata shares of the following for their Non-Wholly Owned
Subsidiaries:

     (a) with respect to each Stabilized Multifamily Property that is an Eligible Property, the Unencumbered Adjusted Net Operating Income for such Stabilized Multifamily Property for the most recent four fiscal quarters, divided by the Capitalization Rate; provided, however, that if such Eligible Property first became a Stabilized Multifamily Property at any time after the commencement of such four fiscal quarter period, the valuation in this clause
(a) shall be made on an annualized basis using the Unencumbered Adjusted Net Operating Income for the period of one, two or three of the most recent fiscal quarters, as the case may be, during which such Eligible Property constituted a Stabilized Multifamily Property (with such Unencumbered Adjusted Net Operating Income being multiplied by three, two, or one and one-third, as applicable, and with such total being divided by the Capitalization Rate); plus

     (b) with respect to each Other Multifamily Property that is an Eligible Property, the undepreciated GAAP book value of such Other Multifamily Property; plus

     (c) the undepreciated GAAP book value of Construction-in-Process with respect to Eligible Properties limited to a maximum amount of 20% of Unencumbered Asset Value; plus

     (d) the Condominium Property Value of all Condominium Properties that are Eligible Properties; plus

     (e) the Renovation Property Value of all Renovation Properties that are Eligible Properties limited to a maximum amount equal to 15% of Unencumbered Asset Value.

Notwithstanding the foregoing, (i) the sum of (without duplication) (A) the Unencumbered Asset Value attributable to Eligible Properties owned by Subsidiaries of the Borrower that are not Guarantors, plus (B) the Unencumbered Asset Value attributable to Eligible Properties owned by Non-Wholly Owned Subsidiaries, plus (C) the Unencumbered Asset Value attributable to Condominium Properties, shall be limited to a maximum amount equal to 15% of the Unencumbered Asset Value and (ii) the sum of (without duplication) (A) the Unencumbered Asset Value attributable to Construction-in-Process, plus (B) the Unencumbered Asset Value attributable to Eligible Properties owned by Subsidiaries of the Borrower that are not Guarantors, plus (C) the Unencumbered Asset Value attributable to Eligible Properties owned by Non-Wholly Owned Subsidiaries, plus (D) the Unencumbered Asset Value attributable to Condominium Properties, plus (E) the Unencumbered Asset Value attributable to Renovation Properties, shall be limited to a maximum amount equal to 30% of the Unencumbered Asset

Value. For purposes of calculating Unencumbered Asset Value, (x) Net Operating Income attributable to Condominium Properties shall be excluded from Unencumbered Adjusted Net Operating Income in the preceding clause (a), and (y) any Net Operating Income attributable to the Excluded Portion of any Mixed-Use Project shall be excluded from Unencumbered Adjusted Net Operating Income in the preceding clause (a). Unencumbered Asset Value shall be calculated on a pro forma basis as if assets acquired during the relevant period were owned as of the beginning of the relevant period, and all assets disposed of during the relevant period were not owned during any portion of the relevant period.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNIMPROVED LAND" consists of land acquired for which no development has occurred and for which no development is scheduled to commence in the following 12 months.

     "UNSECURED INDEBTEDNESS" means, as of a given date, Total Indebtedness that is not Secured Indebtedness. PPI's, the Borrower's and the Subsidiaries' pro rata share of Indebtedness of Unconsolidated Affiliates shall not be included for purposes of calculating the Unsecured Indebtedness of the Borrower and its Subsidiaries.

     "WACHOVIA" means Wachovia Bank, National Association together with its successors and assigns.

     "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

SECTION 1.2. GENERAL; REFERENCES TO TIMES.

     Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

                           ARTICLE II. CREDIT FACILITY

SECTION 2.1. REVOLVING LOANS.

     (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

     (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 12:00 noon (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

     (c) Disbursements of Revolving Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 3:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2. BID RATE LOANS.

     (a) Bid Rate Loans. So long as the Borrower maintains an Investment Grade Rating, in addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Termination Date the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 10:00 a.m. on the Business Day that is two Business Days prior to the date of borrowing proposed therein. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to three (3) different Interest Periods in each Bid Rate Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit H and shall specify as to each Bid Rate
Borrowing:

          (i) the proposed date of such Bid Rate Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Rate Borrowing, which (x) shall be in the minimum amount of $3,000,000 and integral multiples of $1,000,000 and (y) shall not cause any of the limits specified in Section 2.15. to be violated; and

          (iii) the duration of the Interest Period applicable thereto.

Except as otherwise provided in this subsection (b), no Bid Rate Quote Request shall be given within 5 Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree) of the giving of any other Bid Rate Quote Request.

     (c) Bid Rate Quotes.

          (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing one or more Bid Rate Quotes for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 10:00 a.m. on the proposed date of borrowing; provided that the Lender then acting as Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 9:45 a.m. on the proposed date of such borrowing. Subject to Articles V. and X., any Bid Rate Quote so made shall be irrevocable except with the consent of the Agent given at the request of the Borrower. Any Bid Rate Loan may be funded by a Lender's Designated Lender (if any) as provided in Section 12.5.(e), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

          (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit I and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

               (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Bid Rate Loan (the "Bid Rate"); and

               (D) the identity of the quoting Lender.

     Unless otherwise agreed by the Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

     (d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 10:30 a.m. on the proposed date of borrowing), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Bid Rates so offered by each Lender (identifying the Lender that made each Bid Rate Quote).

     (e) Acceptance by Borrower.

          (i) Not later than 11:00 a.m. on the proposed date of borrowing, the Borrower shall notify the Agent of its acceptance or nonacceptance of the Bid Rate Quotes so notified to it pursuant to Section 2.2.(d) which notice shall be in the form of Exhibit J. In the case of acceptance, such notice shall specify the aggregate principal amount of Bid Rate Quotes for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Agent shall promptly notify each affected Lender. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

               (A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

               (B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 3.5. and with all other Bid Rate Loans accepted in connection with such Bid Rate Quote Request shall not cause the limits specified in Section 2.15. to be violated;

               (C) acceptance of Bid Rate Quotes may be made only in ascending order of Bid Rates in each case beginning with the lowest rate so offered;

               (D) the Borrower may not accept any Bid Rate Quote that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement); and

               (E) any acceptance in part shall be in a minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof.

          (ii) If Bid Rate Quotes are made by two or more Lenders with the same Bid Rates for a greater aggregate principal amount than the amount in respect of which Bid Rate Quotes are permitted to be accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such Bid Rate Quotes are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such Bid Rate Quotes. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

     (f) Obligation to Make Bid Rate Loans. The Agent shall promptly notify each Lender whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.5.(e). Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 3:00 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower no later than 4:00 p.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

     (g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Section 2.12., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

SECTION 2.3. SWINGLINE LOANS.

     (a) Swingline Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

     (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 1:00 p.m. on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 4:00 p.m. on such date.

     (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate for an Interest Period of 30 days plus the Applicable Margin for LIBOR Loans (or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing). Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on LIBOR Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

     (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

     (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within 5 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing and the Agent shall give prompt notice of such borrowing to the Lenders. No later than 2:00 p.m. on such date, each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender and, to the extent of such Base Rate Loan, such Lender's participation in the Swingline Loan so repaid shall be deemed funded by such Base Rate Loan. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. At the time each Swingline Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or the Event of Default described in Sections 10.1.(f) or 10.1.(g), upon notice from the Agent or the Swingline Lender each Lender severally agrees to pay to the Agent for the account of the Swingline Lender in respect of such participation the amount of such Lender's Commitment Percentage of each outstanding Swingline Loan. If such amount is not in fact made available to the Swingline Lender by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon demand therefor by the Agent or the Swingline Lender, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). A Lender's obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation,
(i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1.(f) or 10.1.(g)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.4. LETTERS OF CREDIT.

     (a) Letters of Credit. Subject to the terms and conditions of this Agreement, the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.

     (b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the date that is five (5) days prior to the Termination Date. Notwithstanding the foregoing to the contrary, any Letter of Credit with an expiration date of up to one year from its date of issuance may provide for the extension of such expiration date for additional periods of up to one year; provided, that such extended expiration date may not extend beyond the date described in the foregoing clause (ii) unless an amount of money equal to the Stated Amount of such Letter of Credit is paid to the Agent on the date that is thirty (30) days prior to the Termination Date for deposit into the Collateral Account.

     (c) Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. Upon the written request of the Borrower, the Agent


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

shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

     (d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent's failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.4.(i) such Lender's Commitment Percentage of such payment.

     (e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

     (f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender's Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

     (g) Agent's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.

The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply in fact fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent or any Lender any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrower's unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the


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

Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or a Lender arising solely out of the gross negligence or willful misconduct of the Agent or a Lender in respect of a Letter of Credit as actually and finally determined by a court of competent jurisdiction. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

     (h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders (or all of the Lenders if required by Section 12.6) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(b).

     (i) Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Commitment Percentage of the Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the third and last sentences of Section 3.6.(b)).

     (j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender's Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender's Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.4.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day. Each such Lender's obligation to make such payments to the Agent under this subsection, and the Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in
Section 10.1.(f) or 10.1.(g) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

     (k) Information to Lenders. Upon the issuance of each Letter of Credit, the Agent shall report to the Lenders the face amount of the Letter of Credit then issued and the aggregate face amount of all Letters of Credit then outstanding. In addition, upon the request of any Lender from time to time, the Agent shall deliver to such Lender information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.4.(j).

SECTION 2.5. RATES AND PAYMENT OF INTEREST ON LOANS.

     (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

          (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin;

          (ii) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin; and

          (iii) if such Loan is a Bid Rate Loan, at the Bid Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

     (b) Payment of Interest. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan or a Bid Rate Loan, on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months, at three-month intervals following the first day


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

of such Interest Period, and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.6. NUMBER OF INTEREST PERIODS.

     There may be no more than 8 different Interest Periods for LIBOR Loans and Bid Rate Loans, collectively, outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

SECTION 2.7. REPAYMENT OF LOANS.

     (a) Revolving Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

     (b) Bid Rate Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

SECTION 2.8. PREPAYMENTS.

     (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan (other than a Bid Rate Loan where the Lender making such Bid Rate Loan has declined to permit such prepayment) at any time without premium or penalty. The Borrower shall give the Agent at least one Business Day's prior written notice of the prepayment of any Revolving Loan.

     (b) Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, the aggregate principal amount of all outstanding Bid Rate Loans and the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans or Bid Rate Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

SECTION 2.9. CONTINUATION.


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

     So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower's failure to comply with any of the terms of such Section.

SECTION 2.10. CONVERSION.

     So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.11. NOTES.

     (a) Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit K (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

     (b) Bid Rate Notes. The Bid Rate Loans made by any Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit L (each a "Bid Rate Note"), payable to the order of such Lender and otherwise duly completed.

     (c) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

     (d) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

SECTION 2.12. VOLUNTARY REDUCTIONS OF THE COMMITMENT.

     The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans and Bid Rate Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated. Any reduction in the aggregate amount of the Commitments to $100,000,000 or less shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment and the L/C Commitment Amount.

SECTION 2.13. EXTENSION OF TERMINATION DATE.

     The Borrower shall have the right, exercisable one time, to extend the Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Agent at least 30 days but not more than one year prior to the current Termination Date, a written request for such extension (an "Extension Request"). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year effective upon receipt of the Extension Request and payment of the fee referred to in the following clause (b): (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and
(ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances or resulting from transactions not prohibited under the Loan Documents and (b) the Borrower shall have paid the Fees payable under Section 3.6.(c).

SECTION 2.14. EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST TERMINATION DATE.

     If on the date (the "Facility Termination Date") the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on the Facility Termination Date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Agent shall withdraw the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date five (5) Business Days after the expiration date of such Letter of Credit and apply such funds to the Obligations, if any, then due and payable in the order prescribed by Section 10.4., with any balance of such funds remaining being paid over promptly to the Borrower.

SECTION 2.15. AMOUNT LIMITATIONS.

     Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, no Lender shall make any Bid Rate Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.12 shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitment:

     (a) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Bid Rate Loans, the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time; or

     (b) the aggregate principal amount of all outstanding Bid Rate Loans would exceed 50% of the aggregate amount of the Commitments at such time; provided, however, that, for two thirty-day periods during any period of twelve consecutive months, upon the request of the Borrower, the Bid Rate Loans may equal up to 70% of the aggregate amount of the Commitments at such time.

SECTION 2.16. INCREASE OF COMMITMENTS.

     The Borrower shall have the right to request increases in the aggregate amount of the Commitments (provided that the aggregate amount of increases in the Commitments pursuant to this Section shall not exceed $150,000,000 (and provided that, in any event, the aggregate principal amount of the Commitments shall not exceed $600,000,000 at any time)) by providing written notice to the Agent, which notice shall be irrevocable once given. Each such increase in the Commitments must be in an aggregate minimum amount of $20,000,000 and integral multiples of $10,000,000 in excess thereof. No Lender shall be required to increase its Commitment and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (or in the case of an existing Lender, the increase in the amount of its Commitment Percentage, in each case, as determined after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Lenders at the Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.4.(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans. No increase of the Commitments may be effected under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct in all material respects on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and changes in factual circumstances or transactions, in either event not prohibited hereunder). In connection with any increase in the aggregate amount of the Commitments pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Commitment within 2 Business Days of the effectiveness of the applicable increase in the aggregate amount of Commitments.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1. PAYMENTS.

     Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2. and 3.3., the Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Agent or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2. PRO RATA TREATMENT.

     Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a), the first sentence of
Section 3.6.(b) and Section 3.6.(c) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Revolving Loans) or their respective Revolving Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous; (e) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under
Section 2.4., shall be pro rata in accordance with their respective Commitments;
(f) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be pro rata in accordance with their respective Commitments; and (g) each mandatory prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.8.(b) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired and funded a participating interest in any such Swingline Loan pursuant to Section 2.3.(e) in which case such payments shall be pro rata in accordance with such participating interest).

SECTION 3.3. SHARING OF PAYMENTS, ETC.

     If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section
10.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 3.4. SEVERAL OBLIGATIONS.

     No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5. MINIMUM AMOUNTS.

     (a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Each borrowing and each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Each Bid Rate Loan shall be in a minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof.

     (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).

     (c) Reductions of Commitments. Each reduction of the Commitments under
Section 2.12. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.

     (d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $100,000.

SECTION 3.6. FEES.

     (a) Facility Fees. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee equal to the average daily amount of the Commitment of such Lender (whether or not utilized) times the Facility Fee for the period from and including the Agreement Date to but excluding the date such Commitment is terminated or reduced to zero or the Termination Date, such fee to be paid in arrears on (i) the last day of March, June, September and December in each year, (ii) the date of each reduction in the Commitments (but only on the amount of the reduction) and (iii) on the Termination Date.

     (b) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrower shall pay to the Agent for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $500 or (ii) one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date). The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

     (c) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.12., the Borrower agrees to pay to the Agent for the account of each Lender a fee equal to fifteen one hundredths of one percent (0.15%) of the amount of such


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

Lender's Commitment (whether or not utilized). Such fee shall be due and payable in full on the date the Agent receives the Extension Request pursuant to such Section.

     (d) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing from time to time.

SECTION 3.7. COMPUTATIONS.

     Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3.8. USURY.

     In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9. AGREEMENT REGARDING INTEREST AND CHARGES.

     The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) through (iii) and in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10. STATEMENTS OF ACCOUNT.

     The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11. DEFAULTING LENDERS.


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

     (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

     (b) Purchase or Cancellation of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest


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

to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5.(d), shall pay to the Agent an assignment fee in the amount of $10,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3.12. TAXES.

     (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and
(iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

          (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

          (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.


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

     (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are
(i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

     (d) Refunds. If the Agent or any Lender (or a Participant) receives a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 3.12, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses of the Agent or such Lender (or Participant) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Agent and each Lender (and Participant) shall take such action as the Borrower may reasonably request in order to apply for and obtain any refund of such amounts as the Borrower reasonably determines to be appropriate under the circumstances, provided that any such actions shall be at the sole cost and expense of the Borrower.

                       ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY.

     (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

     (b) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then the Borrower shall pay to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

     (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, (i) the failure of the Agent or any Lender to give


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

such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent) and (ii) in no event shall the Borrower be liable for any amounts incurred more than 180 days prior to receipt of such notice. The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. Amounts payable by the Borrower pursuant to this Section 4.1 shall be due not later than 10 days after receipt by the Borrower of such certificate.

SECTION 4.2. SUSPENSION OF LIBOR LOANS.

     Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

          (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

          (b) the Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3. ILLEGALITY.

     Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

SECTION 4.4. COMPENSATION.

     The Borrower shall pay to the Agent for the account of each Lender such amount or amounts as shall be sufficient (in the reasonable determination of such Lender) to compensate it for any loss, cost or expense (excluding lost profits) that such Lender determines is attributable to:


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          (a) any payment or prepayment (whether mandatory or optional) of a
     LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. Amounts payable by the Borrower pursuant to this Section 4.4 shall be due not later than 10 days after receipt by the Borrower of such statement.

SECTION 4.5. AFFECTED LENDERS.

     If (a) a Lender requests compensation pursuant to Section 3.12. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.2. or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (i) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (ii) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expenses and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or 4.1.

SECTION 4.6. TREATMENT OF AFFECTED LOANS.


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

     If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section
4.2. or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.3. that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.7. CHANGE OF LENDING OFFICE.

     Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1., 4.2. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined in good faith by such Lender.

SECTION 4.8. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

     Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                         ARTICLE V. CONDITIONS PRECEDENT


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SECTION 5.1. INITIAL CONDITIONS PRECEDENT.

     The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

     (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

          (i) Counterparts of this Agreement executed by each of the parties hereto;

          (ii) Revolving Notes and Bid Rate Notes executed by the Borrower, payable to the order of each Lender (or Designated Lender, if applicable) and complying with the applicable provisions of Section 2.11., and the Swingline Note executed by the Borrower;

          (iii) The Guaranty executed by each Guarantor existing as of the Effective Date;

          (iv) An opinion of King & Spalding LLP, counsel to the Loan Parties, addressed to the Agent, the Lenders and the Swingline Lender, substantially in the form of Exhibit M;

          (v) The certificate of partnership of the Borrower certified as of a recent date by the Secretary of State of Georgia;

          (vi) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of Georgia;

          (vii) A certificate of incumbency signed by the Secretary or Assistant Secretary of GP Sub with respect to each of the officers of GP Sub authorized to execute and deliver on behalf of the Borrower the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Swingline Borrowings, Bid Rate Quote Requests, Bid Rate Quote Acceptances, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

          (viii) Copies, certified by the Secretary or Assistant Secretary of GP Sub, of (i) the partnership agreement of the Borrower and (ii) all corporate (or comparable) action taken by GP Sub to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party;

          (ix) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Guarantor certified as of a recent date by the Secretary of State of the state of formation of such Guarantor;


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

          (x) A certificate of good standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the state of formation of each such Guarantor;

          (xi) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

          (xii) Copies certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

          (xiii) The Fees then due and payable under Section 3.6., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

          (xiv) A Compliance Certificate calculated as of December 31, 2005 (giving pro forma effect to the financing contemplated by this Agreement and the use of proceeds of the Loans to be funded on the Effective Date) and a Compliance Certificate calculated as of March 31, 2006 (which may be in draft form and indicate that the financial information provided with such certificate is subject to change) (giving pro forma effect to the financing contemplated by this Agreement and the use of proceeds of the Loans to be funded on the Effective Date);

          (xv) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

     (b) In the good faith judgment of the Agent and the Lenders:

          (i) There shall not have occurred (i) subsequent to December 31, 2005, any material adverse change in the business, properties, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (ii) any changes in the business, properties, financial condition, or operations of the Borrower and its Subsidiaries that would cause the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries included in the Confidential Information Memorandum dated March 2006, distributed to the Lenders to be materially inaccurate, taken as a whole, as of the Closing Date (it being understood that actual results may vary from such projections, forecasts, and similar forward-looking information, and do not and are not intended to provide any guarantee or assurance that actual results will be consistent therewith);


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

          (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or
     (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

          (iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.

SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.

     The obligations of the Lenders to make any Loans, of the Agent to issue Letters of Credit, and of the Swingline Lender to make any Swingline Loan are all subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances or transactions, in either event not prohibited hereunder). Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in
Article V. have been satisfied.

SECTION 5.3. CONDITIONS AS COVENANTS.

     If the Lenders make any Loans, or the Agent issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., then unless satisfaction of such condition(s) shall have been waived by the Requisite Lenders, the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the


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

date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Requisite Lenders.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

SECTION 6.1. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:

     (a) Organization; Power; Qualification. Each of the Borrower, its Subsidiaries and the other Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

     (b) Ownership Structure. As of the Agreement Date, Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of PPI and the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each member of the Consolidated Group holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each Person holding an Equity Interest in such Subsidiary, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary or Significant Subsidiary (or would have constituted a Significant Subsidiary had it not qualified as an Excluded Subsidiary). Except as disclosed in such Schedule, as of the Agreement Date, (i) each of PPI and its Subsidiaries and the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule and (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

     (c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other


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Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

     (d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any material indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

     (e) Compliance with Law; Governmental Approvals. The Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to the Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

     (f) Title to Properties; Liens. As of the Agreement Date, Schedule 6.1.(f) sets forth all of the Properties owned or leased by the Borrower, each Subsidiary and each other Loan Party and identifies each Eligible Property and each property that is a Multifamily Property, Condominium Property or a Renovation Property. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets, except where any such failure does not have and is not reasonably expected to have a Material Adverse Effect. As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens.

     (g) Existing Indebtedness. Schedule 6.1.(g) is, as of March 31, 2006, a complete and correct listing of all Indebtedness in excess of $10,000,000 in principal amount, of PPI, the Borrower and their respective Subsidiaries, including without limitation, Guarantees of PPI, the Borrower and their respective Subsidiaries and indicating whether such Indebtedness is Secured Indebtedness or Unsecured Indebtedness. During the period from such date to the Agreement Date, no additional Indebtedness in excess of $10,000,000 has been incurred by PPI, the Borrower and their respective Subsidiaries except as set forth on Schedule 6.1.(g).


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

     (h) Litigation. Except as set forth on Schedule 6.1.(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Borrower, any Subsidiary or any other Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other material labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party which, in any case, has had or could reasonably be expected to have a Material Adverse Effect.

     (i) Taxes. All federal, state and other material tax returns of the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each other Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. or otherwise could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, insofar as is known to the Borrower, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP, except where the failure to maintain such charges, accruals or reserves could not reasonably be expected to have a Material Adverse Effect.

     (j) Financial Statements. The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of PPI for the fiscal year ending December 31, 2005, and the related audited consolidated statements of operations, cash flows and shareholders' equity for the fiscal year ending on such dates, with the opinion thereon of PriceWaterhouseCoopers LLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of PPI and the results of operations and the cash flow for such periods. None of PPI and its Subsidiaries or the Borrower and its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements for the period ending December 31, 2005.

     (k) No Material Adverse Change. Since December 31, 2005, there has been no material adverse change in the consolidated financial condition, operations, business or properties of the Borrower and its consolidated Subsidiaries taken as a whole. Each of the Borrower, its Subsidiaries and the other Loan Parties is Solvent.

     (l) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which


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

could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (m) Not Plan Assets; No Prohibited Transaction. (i) None of the assets of the Borrower, any Subsidiary of the Borrower whose Equity Interests are owned directly by the Borrower, or any other Loan Party constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

     (n) Absence of Defaults. Neither the Borrower, any Subsidiary nor any other Loan Party is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or under any judgment, decree or order to which the Borrower or any Subsidiary or other Loan Party is a party or by which the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     (o) Environmental Laws. Each of the Borrower, its Subsidiaries and the other Loan Parties has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) the Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, its Subsidiaries and each other Loan Party, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened against the Borrower, its Subsidiaries and each other Loan Party relating in any way to Environmental Laws.


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

     (p) Investment Company; Etc. Neither the Borrower nor any Subsidiary nor any other Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

     (q) Margin Stock. Neither the Borrower, any Subsidiary nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     (r) Affiliate Transactions. Except as permitted by Section 9.10., neither the Borrower, any Subsidiary nor any other Loan Party is a party to any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, any Subsidiary or any other Loan Party.

     (s) Intellectual Property. Each of the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person, in any case where the failure to own or have the right to use such Intellectual Property, or where such conflict, could reasonably be expected to have a Material Adverse Effect. The Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property, the absence of which in their respective businesses could reasonably be expected to have a Material Adverse Effect. No material claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any Intellectual Property, the absence of which in their respective businesses could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

     (t) Business. As of the Agreement Date, the Borrower and its Subsidiaries are principally engaged in the business of owning, acquiring, renovating, developing and managing Multifamily Properties and Condominium Properties, together with other business activities reasonably related or incidental thereto.

     (u) Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or


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commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

     (v) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on assumptions set forth therein or otherwise believed to be reasonable based on information then available to the Borrower (it being understood that actual results may vary from such projections, and such projections do not and are not intended to provide any guarantee or assurance that actual results will be consistent with such projections).

     (w) REIT Status. PPI qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow PPI to maintain its status as a REIT.

     (x) Foreign Assets Control. None of the Borrower, any Subsidiary or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has any material assets in Sanctioned Entities, or (iii) derives any material amount of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.

SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

     All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effected pursuant to section
2.13. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall


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have been true and accurate on and as of such earlier date) and except for changes in factual circumstances or resulting from transactions not prohibited hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Borrower shall comply with the following covenants:

SECTION 7.1. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

     Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so authorized and qualified, or to maintain such rights, franchises, licenses and privileges, could not, reasonably be expected to have a Material Adverse Effect.

SECTION 7.2. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

     The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, and (b) all terms and conditions of all material contracts to which it is a party, in each case where such failure to comply could reasonably be expected to have a Material Adverse Effect.

SECTION 7.3. MAINTENANCE OF PROPERTY.

     In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, in each case in the preceding clauses (a) and
(b) to the extent required so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.4. CONDUCT OF BUSINESS.

     The Borrower shall, and shall cause its Subsidiaries and the other Loan Parties, taken as a whole, to engage principally in the business of owning, acquiring, renovating, developing and managing Multifamily Properties and Condominium Properties, together with other business activities reasonably related or incidental thereto.


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SECTION 7.5. INSURANCE.

     In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 7.6. PAYMENT OF TAXES AND CLAIMS.

     The Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP, or (ii) which could not otherwise reasonably be expected to have a Material Adverse Effect.

SECTION 7.7. VISITS AND INSPECTIONS.

     The Borrower shall, and shall cause each Subsidiary and other Loan Party to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower or such Subsidiary or other Loan Party to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees and its independent accountants (provided any discussions with such accountants shall be only after prior written notice to the Borrower and, at the Borrower's election, with the Borrower's participation in such discussions) its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower and any Subsidiary or any other Loan Party with its accountants, in each case after prior written notice thereof to the Borrower and, at the Borrower's elections, with the Borrower's participation in such discussions.


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SECTION 7.8. USE OF PROCEEDS; LETTERS OF CREDIT.

     The Borrower shall use the proceeds of the Loans and the Letters of Credit for general organizational purposes only. No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans and Letters of Credit to purchase PPI's capital stock and the Borrower's partnership interests unless (i) such use will result in a violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or (ii) such use will require the Agent or any Lender to file any form or other documentation or take any other action in compliance with Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and the Borrower has failed to provide the Agent prior written notice of such use and to execute, complete and deliver all such forms and other documentation and to take any other action as may be necessary for such compliance by the Agent or any Lender, or (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

SECTION 7.9. ENVIRONMENTAL MATTERS.

     The Borrower shall, and shall cause all of its Subsidiaries and the other Loan Parties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Borrower, any Subsidiary or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, any Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, any Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent and each Lender with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Borrower, any Subsidiary or any other Loan Party. The Borrower shall, and shall cause its Subsidiaries and the other Loan Parties to, take promptly all actions reasonably available to it to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.10. BOOKS AND RECORDS.

     The Borrower shall, and shall cause each of its Subsidiaries and the other Loan Parties to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

SECTION 7.11. FURTHER ASSURANCES.


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     The Borrower shall, at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 7.12. NEW SUBSIDIARIES/GUARANTORS.

     (a) Requirement to Become Guarantor. Within 30 days of any Person (other than an Excluded Subsidiary) becoming a Significant Subsidiary after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) an Accession Agreement executed by such Significant Subsidiary and (ii) the items that would have been delivered under Sections 5.1.(a)(iv) and (ix) through (xii) if such Significant Subsidiary had been one on the Effective Date; provided, however, promptly (and in any event within 30 days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from delivering an Accession Agreement pursuant to this Section, such Subsidiary shall comply with the provisions of this Section. The Agent shall send to each Lender copies of each of the foregoing items once the Agent has received all such items with respect to a Significant Subsidiary.

     (b) Other Guarantors.

          (i) The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Agent the items required to be delivered under the immediately preceding subsection (a).

          (ii) Notwithstanding Section 10.1(c)(i), if the Borrower determines that it has not satisfied any of the financial covenants set forth in
     Section 9.1(g) or Section 9.1(h), but that any such financial covenant would have been satisfied if one or more Subsidiaries that were not already Guarantors had become a Guarantor in the manner described in the immediately preceding subsection (b)(i), the Borrower shall on the same day that such determination is first made by the Borrower notify the Agent in writing of such determination and thereafter shall have a period of 10 Business Days to cause such Subsidiary or Subsidiaries to execute and deliver to the Agent those items required to be delivered under the immediately preceding subsection (a) for such Subsidiary or Subsidiaries to become a Guarantor. If such items are delivered to the Agent within such time period, and if the inclusion of such Subsidiary or Subsidiaries as a Guarantor would cause such financial covenant to be satisfied, such financial covenant shall be deemed to have been satisfied, and any resulting non-compliance cured, effective immediately prior to the first date as to which such non-compliance would have otherwise occurred, such that no Event of Default shall be deemed to have arisen therefrom.

     (c) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor ceases to be a Subsidiary of the Borrower in a transaction not prohibited by Section 9.6, or such Guarantor meets, or will meet simultaneously with its release from the Guaranty, all of the provisions of the definition of the term "Excluded Subsidiary" or


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such Guarantor has ceased to be, or simultaneously with its release from the
Guaranty will cease to be, a Significant Subsidiary or has obtained a loan secured by a mortgage on its principal Property; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iv) the Agent shall have received such written request at least 10 Business Days prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

SECTION 7.13. REIT STATUS.

     The Borrower shall at all times maintain its status as a REIT.

SECTION 7.14. EXCHANGE LISTING.

     PPI shall maintain at least one class of common shares of PPI having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

                            ARTICLE VIII. INFORMATION

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 8.1. QUARTERLY FINANCIAL STATEMENTS.

     Not less than 5 Business Days after the same are available (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of PPI and the Borrower, including the fiscal quarter ending March 31,
2006), the unaudited consolidated balance sheet of PPI as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of PPI for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer and the chief financial officer of PPI, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the consolidated financial position of PPI as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2. YEAR-END STATEMENTS.

     Not less than 5 Business Days after the same are available (but in no event later than 90 days after the end of each fiscal year of PPI), the audited consolidated balance sheet of PPI as at


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the end of such fiscal year and the related audited consolidated statements of income, shareholders' equity and cash flows of PPI for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief executive officer and chief financial officer of PPI, in his or her opinion, to present fairly in all material respects, in accordance with GAAP, the consolidated financial position of PPI as at the date thereof and the results of operations for such period and (b) Deloitte & Touche LLP or other independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders.

SECTION 8.3. COMPLIANCE CERTIFICATE.

     At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., and if the Requisite Lenders reasonably believe that an Event of Default specified in Sections 10.1(a), 10.1(b) and 10.1(f) of this Agreement or Default under Section 10.1(g) may occur, then within 10 days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit N (a "Compliance Certificate") executed by the chief financial officer or chief accounting officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1. and 9.4. (including without limitation, for the fiscal quarter ending March 31, 2006) and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Each Compliance Certificate shall be accompanied by a reasonably detailed list of all assets included in calculations of Unencumbered Asset Value.

SECTION 8.4. ADDITIONAL QUARTERLY AND ANNUAL INFORMATION.

     Together with any Compliance Certificate delivered with financial statements furnished pursuant to Sections 8.1 and 8.2, the Borrower shall provide the Agent with the following financial information certified by the chief financial officer of Borrower: (a) a statement of funds from operations of PPI for such fiscal quarter; (b) a list of capital expenditures during such fiscal quarter; (c) a report of Properties acquired during such fiscal quarter, including the Net Operating Income of such Properties for such fiscal quarter, the cost of such Properties and the mortgage debt of such Properties, if any, at the end of such fiscal quarter; (d) a statement of Properties sold during such fiscal quarter and the sales price; and (e) a breakdown of Net Operating Income by Property for the four quarter period then ended, including total revenues, expenses and economic occupancy.

SECTION 8.5. OTHER INFORMATION.

     (a) Management Reports. Promptly upon receipt thereof, copies of all material management reports, if any, submitted to PPI or its Board of Directors by its independent public accountants, and reporting on matters that could reasonably be expected to have a Material Adverse Effect;


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     (b) Securities Filings. Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

     (c) Shareholder Information. Promptly upon the mailing thereof to the shareholders of PPI or the partners of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

     (d) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

     (e) Litigation. To the extent the Borrower, any of its Subsidiaries or any other Loan Party is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any of its Subsidiaries or any other Loan Party or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower, any of its Subsidiaries or any other Loan Party are being audited, the outcome of which audits could reasonably be expected to have a Material Adverse Effect;

     (f) Modification of Organizational Documents. A copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational


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documents of the Borrower or any other Loan Party, which amendment would have a material adverse effect on such Person's ability to perform or comply with its obligations under the Loan Documents, promptly upon, and in any event within 15 Business Days of, the effectiveness thereof;

     (g) Change of Management or Financial Condition. Prompt notice of any change in the senior management of the Borrower or any other Loan Party and any change in the business, financial condition, operations or properties of the Borrower, any Subsidiary or any other Loan Party, which in the case of any of the foregoing changes has had or could reasonably be expected to have Material Adverse Effect;

     (h) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Borrower or any other Loan Party obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary of the Borrower or any other Loan Party under any contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound and where such default or event of default could be reasonably expected to have a Material Adverse Effect;

     (i) Judgments. Prompt notice of any order, judgment or decree in excess of $20,000,000 having been entered against the Borrower, any Subsidiary of the Borrower or any other Loan Party or any of their respective properties or assets;

     (j) Notice of Violations of Law. Prompt notice if the Borrower, any Subsidiary of the Borrower or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

     (k) Significant Subsidiary. Prompt notice of any Person becoming a Significant Subsidiary;

     (l) Patriot Act Information. From time to time and promptly upon each request, information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

     (m) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries or any other Loan Party as the Agent or any Lender may reasonably request.

SECTION 8.6. DELIVERY OF DOCUMENTS.

     (a) The Borrower may deliver documents, materials and other information required to be delivered pursuant to Article VIII (collectively, "Information") in an electronic format acceptable to the Agent by e-mailing any such Information to an e-mail address of the Agent as


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specified by the Agent from time to time. The Agent shall promptly post such
Information on the Borrower's behalf on an internet or intranet website to which each Lender and the Agent has access, whether a commercial, third-party website (such as Intralinks or SyndTraks) or a website sponsored by the Agent (the "Platform"). Such Information shall only be deemed to have been delivered to the Lenders on the date on which such information is so posted.

     (b) In addition, the Borrower may deliver Information required to be delivered pursuant to Sections 8.1, 8.2, and 8.5(b) and (c) by posting any such Information to the Borrower's internet website (as of the Agreement Date, www.postproperties.com). Any such Information provided in such manner shall only be deemed to have been delivered to the Agent or a Lender (i) on the date on which the Agent or such Lender, as applicable, receives notice from the Borrower that such Information has been posted to the Borrower's internet website and
(ii) only if such Information is publicly available without charge on such website. If for any reason, the Agent or a Lender either did not receive such notice or the Information was not generally available to the Agent or such Lender from such website, then the Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 12.1, the Borrower may notify the Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Agent or such Lender, as applicable.

     (c) Notwithstanding anything in this Section to the contrary (i) the Borrower shall deliver paper copies of Information to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given to the Borrower by the Agent or such Lender and (ii) in every instance the Borrower shall be required to provide to the Agent a paper original of the Compliance Certificate required by Section 8.3.

     (d) The Borrower acknowledges and agrees that the Agent may make Information, as well as any other written information, reports, data, certificates, documents, instruments, agreements and other materials relating to PPI, the Borrower, any Subsidiary or any other Loan Party or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated by the Loan Documents, in each case to the extent that the Agent's communication thereof to the Lenders is otherwise permitted hereunder (collectively, the "Communications") available to the Lenders by posting the same on the Platform. The Borrower acknowledges that (i) the distribution of material through an electronic medium, such as the Platform, is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.

     (e) The Agent shall have no obligation to request the delivery or to maintain copies of any of the Information or other materials referred to above, and in no event shall have any responsibility to monitor compliance by the Borrower with any such requests. Each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such Information or other materials.


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                         ARTICLE IX. NEGATIVE COVENANTS

     For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall comply with the following covenants:

SECTION 9.1. FINANCIAL COVENANTS.

     The Borrower shall not permit:

     (a) Maximum Leverage Ratio. The ratio of (i) Total Indebtedness to (ii) Gross Asset Value, to exceed 0.60 to 1.0 at any time; provided, however, that if such ratio is greater than 0.60 to 1.0 but is not greater than 0.65 to 1.0, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Borrower shall be deemed to be in compliance with this Section 9.1(a) so long as (1) the Borrower's failure to comply with the foregoing covenant is in connection with the Borrower's (or any Subsidiary's) acquisition of a portfolio of Properties, (2) such acquisition is otherwise permitted hereunder, (3) such ratio does not exceed 0.60 to 1.0 for a period of more than two consecutive fiscal quarters and (4) such ratio has not exceeded 0.60 to 1.0 at any other time during the current fiscal year of the Borrower.

     (b) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the four fiscal quarter period of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at the end of such period.

     (c) Maximum Secured Indebtedness. The ratio of (i) Secured Indebtedness to
(ii) Gross Asset Value, to be greater than 0.35 to 1.00 at any time.

     (d) Minimum Tangible Net Worth. Tangible Net Worth at any time to be less than (i) $950,000,000 plus (ii) 90% of the Net Proceeds of all Equity Issuances (excluding Equity Issuances to other members of the Consolidated Group) effected by any member of the Consolidated Group after December 31, 2005.

     (e) Gross Asset Value of Borrower and Subsidiary Guarantors. The ratio of
(i) Gross Asset Value attributable only to the Borrower and its Subsidiaries that are Guarantors to (ii) Gross Asset Value, to be less than 0.75 to 1.00 at any time.

     (f) Minimum Unencumbered Assets Leverage Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness, to be less than 1.60 to
1.00 at any time; provided, however, that if such ratio is less than 1.60 to 1.0 but is not less than 1.54 to 1.0, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Borrower shall be deemed to be in compliance with this Section 9.1(f) so long as (1) the Borrower's failure to comply with the foregoing covenant is in connection with the Borrower's (or any Subsidiary's) acquisition of a portfolio of Properties,
(2) such acquisition is otherwise permitted hereunder, (3) such ratio is not less than 1.60 to 1.0 during any period of more than two consecutive fiscal quarters and (4) such ratio has not been less than 1.60 to 1.0 at any other time since the Agreement Date.


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SECTION 9.2. RESTRICTED PAYMENTS.

     The Borrower shall not, and shall not permit any other member of the Consolidated Group to, declare or make any Restricted Payment while a Specified Event of Default shall exist; provided, however, that Subsidiaries may make Restricted Payments to PPI, the Borrower or any other Subsidiary at any time.

SECTION 9.3. INDEBTEDNESS.

     The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, an Event of Default is or would be in existence, including without limitation, an Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

SECTION 9.4. CERTAIN PERMITTED INVESTMENTS.

     (a) Subject to the immediately following subsection (c), the Borrower shall not, and shall not permit any Subsidiary or any other Loan Party, to make any Investment in or otherwise own the following items (whether through the Borrower, a Subsidiary or any other Loan Party) which would cause the aggregate value of such holdings of the Borrower, such Subsidiaries and the other Loan Parties in the following items (without duplication) to exceed 30% of Gross Asset Value at any time:

          (i) Unimproved Land;

          (ii) Securities of companies that are listed and actively traded on a national securities exchange;

          (iii) Non-Multifamily Properties (other than Condominium Properties);

          (iv) Notes Receivable;

          (v) Unconsolidated Affiliates;

          (vi) Development Properties (including Condominium Properties being developed on a "ground up" basis); and

          (vii) Condominium Properties.

     (b) For the purposes of this Section 9.4, (A) Investments in any of items
(i) through (vii) of clause (a) above held by a Non-Wholly Owned Subsidiary shall be valued based on the respective pro rata shares of such items owned by PPI, the Borrower and its Wholly Owned Subsidiaries, (B) the Investment in any Unconsolidated Affiliate will equal PPI's, the Borrower's and their respective Wholly Owned Subsidiaries' pro rata shares of (I) the value (determined in


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the manner set forth in clause (b) of the definition of Gross Asset Value) of the Properties owned by such Unconsolidated Affiliate, (II) the undepreciated GAAP book value of any Construction-in-Process owned by such Unconsolidated Affiliate in the preceding fiscal quarter, and (III) GAAP book value of any Unimproved Land owned by such Unconsolidated Affiliate in the preceding fiscal quarter, (C) Investments in any of the above items (i) through (vii) of clause
(a) above held as part of a Mixed-Use Project shall be valued after excluding the value attributable to the Excluded Portion of such Mixed-Use Project and (D) all other Investments will be valued at the lower of undepreciated GAAP book value or market value.

     (c) Notwithstanding the foregoing, Section 9.4(a) shall not be applicable or impose any restriction on any Investments of the Borrower, its Subsidiaries or any other Loan Party at any time when (i) the ratio of Unsecured Indebtedness to Core Unencumbered Asset Value is less than 0.55 to 1.0, (ii) Core Unencumbered Asset Value is not less than the greater of (A) $1,300,000,000 and
(B) an amount equal to 50% of Gross Asset Value at such time and (iii) no Event of Default then exists.

SECTION 9.5. INVESTMENTS GENERALLY.

     The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

     (a) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Schedule 6.1.(b);

     (b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately prior to such Investment, and after giving effect thereto, no Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Significant Subsidiary, and is not an Excluded Subsidiary, the terms and conditions set forth in Section 7.12. are satisfied;

     (c) Investments permitted under Section 9.4.;

     (d) Investments in Cash Equivalents;

     (e) intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries provided that such Indebtedness is permitted by the terms of
Section 9.3.;

     (f) loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

     (g) any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence.

SECTION 9.6. LIENS; NEGATIVE PLEDGES; OTHER MATTERS.


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     (a) The Borrower shall not, and shall not permit any Subsidiary or other
Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in
Section 9.1.

     (b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge, except for a Negative Pledge contained (i) in any agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) leases and other agreements restricting the assignment, sublease, or pledge thereof; (iii) the organizational documents and financing agreements applicable solely to any Subsidiary that is participating in a structured finance arrangement as a "bankruptcy remote" Subsidiary; (iv) the organizational documents or other agreements binding on any Excluded Subsidiary or any Non-Wholly Owned Subsidiary; (v) in any agreements evidencing or governing Unsecured Indebtedness otherwise permitted by Section 9.3 of this Agreement in a principal amount not less than $25,000,000; or (vii) any agreements more particularly described on Schedule 9.6(b) to this Agreement and any extensions, renewals, refinancings, or replacements of such agreements.

     (c) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or
(iv) transfer any of its property or assets to the Borrower or any Subsidiary, except for any such encumbrances or restrictions (A) imposed by Applicable Law,
(B) contained in agreements relating to the sale of a Subsidiary or assets pending such sale, or relating to Indebtedness secured by a Lien on assets that the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Sections 9.3. and 9.6., provided that in any such case the encumbrances and restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be, (C) set forth in the organizational documents or other agreements binding on or applicable to any Excluded Subsidiary or any Non-Wholly Owned Subsidiary, (D) contained in the organizational documents or financing agreements of any Subsidiary that is participating in a structured finance arrangement as a "bankruptcy remote" Subsidiary, (E) contained in the agreements described on Schedule 9.6(c) to this Agreement and any renewals, extensions, refinancings, or replacements of any such agreements or (F) contained in this Agreement.

SECTION 9.7. MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

     The Borrower shall not, and shall not permit any Subsidiaries or other Loan Parties to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself


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

(or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole, whether now owned or hereafter acquired; provided, however, that:

     (a) any of the actions described in the immediately preceding clauses (i) and (ii) may be taken with respect to any Subsidiary that is not also a Loan Party so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence;

     (b) a Person may merge with and into the Borrower or another Loan Party, as the case may be, so long as (i) the Borrower or the other Loan Party, as the case may be, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence; and (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower or another Loan Party); and

     (c) the Borrower and each Subsidiary may convey, sell, lease, sublease, transfer or otherwise dispose of assets among themselves.

SECTION 9.8. FISCAL YEAR.

     Neither PPI nor the Borrower shall change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.9. MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS.

     The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

SECTION 9.10. TRANSACTIONS WITH AFFILIATES.

     The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (excluding other members of the Consolidated Group), except transactions (i) pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are not less favorable in any material respect to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate or (ii) described on Schedule 9.10.

SECTION 9.11. ERISA EXEMPTIONS.


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     The Borrower shall not, and shall not permit any Subsidiary of the Borrower whose Equity Interests are owned directly by the Borrower to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

                               ARTICLE X. DEFAULT

SECTION 10.1.  EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

     (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

     (b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

     (c) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in clause (i) of
Section 8.6.(h) or in Article IX. or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of this clause (ii) only, such failure shall continue for a period of 30 days after the earlier of
(x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

     (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

     (e) Indebtedness Cross-Default.

          (i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due, within any applicable cure period, the principal of, or interest on, (A) any Indebtedness (other than the Loans and Nonrecourse Indebtedness) having an aggregate outstanding principal amount of $10,000,000 or more ("Material Recourse


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

     Indebtedness") or (B) any Nonrecourse Indebtedness having an aggregate outstanding principal amount of $20,000,000 or more ("Material Nonrecourse Indebtedness"; together with the Material Recourse Indebtedness, the "Material Indebtedness") ; or

          (ii) (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

          (iii) any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity.

     (f) Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

     (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Material Subsidiary or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

     (h) Litigation; Enforceability. The Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall


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

otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

     (i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any Subsidiary or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) (A) the amount of such judgment or order exceeds, individually or together with all other such outstanding judgments or orders (exclusive of amounts subject to insurance coverage or to reimbursement or indemnity payments from a surety or other creditworthy party) entered against the Borrower and such other Loan Parties, $10,000,000 at any one time outstanding, (B) the amount of such judgment or order exceeds, individually or together with all other such outstanding judgments or orders (exclusive of amounts subject to insurance coverage or to reimbursement or indemnity payments from a surety or other creditworthy party) entered against any Subsidiary of the Borrower that is not a Guarantor, $20,000,000 at any one time outstanding, or
(C) in the case of an injunction or other non-monetary judgment, such judgment will have a Material Adverse Effect.

     (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any Subsidiary or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $10,000,000 in amount, in the case of the Borrower or any other Loan Party, or $20,000,000 in amount, in the case of any other Subsidiary of the Borrower that is not a Guarantor, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

     (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or there shall occur a complete or partial withdrawal from,


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or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000.

     (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

     (m) Change of Control. There shall occur a Change of Control.

SECTION 10.2. REMEDIES UPON EVENT OF DEFAULT.

     Upon the occurrence of an Event of Default the following provisions shall apply:

     (a) Acceleration; Termination of Facilities.

          (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, (B) all of the Commitments, the obligation of the Lenders to make Revolving Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Agent to issue Letters of Credit hereunder, shall all immediately and automatically terminate and (C) the Borrower shall pay to the Agent an amount of money equal to the Stated Amount of all Letters of Credit then outstanding for deposit into the Collateral Account, which money shall thereafter be paid, applied, remitted and otherwise dealt with in accordance with Sections 2.14 and 10.5. of this Agreement.

          (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders:
     (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder and (C) make demand upon the Borrower for payment to the Agent of an amount of money equal to the Stated Amount of all Letters of Credit then outstanding for deposit into the Collateral Account, whereupon the Borrower shall immediately pay such money to the Agent, and which money shall thereafter be paid, applied, remitted and otherwise dealt with in accordance with Sections 2.14 and 10.5 of this Agreement. Further, if the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of,


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     and accrued interest on, the Swingline Loans and the Swingline Note at the
     time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

     (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

     (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

SECTION 10.3. REMEDIES UPON DEFAULT.

     Upon the occurrence of a Default specified in Sections 10.1.(f) or 10.1.(g), the Commitments shall immediately and automatically terminate.

SECTION 10.4. ALLOCATION OF PROCEEDS.

     If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

     (a) amounts due the Agent in respect of fees and expenses due under Section 12.2.;

     (b) amounts due the Lenders in respect of fees and expenses due under
Section 12.2., pro rata in the amount due each Lender;

     (c) payments of interest on Swingline Loans;

     (d) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

     (e) payments of principal of Swingline Loans;

     (f) payments of principal of all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;


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     (g) amounts due the Agent and the Lenders pursuant to Sections 11.7. and
12.9.;

     (h) payments of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

     (i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 10.5. COLLATERAL ACCOUNT.

     (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.14.

     (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

     (c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

     (d) If an Event of Default shall have occurred and be continuing, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 10.4.

     (e) So long as no Default or Event of Default has occurred and is continuing, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower promptly and in any event within 10 Business Days after the Agent's receipt of such request from the Borrower, against receipt but


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without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities then due and owing at such time.

     (f) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

SECTION 10.6. PERFORMANCE BY AGENT.

     If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 10.7. RIGHTS CUMULATIVE.

     The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                              ARTICLE XI. THE AGENT

SECTION 11.1. AUTHORIZATION AND ACTION.

     Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender,


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upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy.

SECTION 11.2. AGENT'S RELIANCE, ETC.

     Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 11.3. NOTICE OF DEFAULTS.


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     The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4. WACHOVIA AS LENDER.

     Wachovia, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wachovia in each case in its individual capacity. Wachovia and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wachovia or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

SECTION 11.5. APPROVALS OF LENDERS.

     All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement and except with respect to items requiring the unanimous consent or approval of the Lenders under Section 12.6., unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.


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

SECTION 11.6. LENDER CREDIT DECISION, ETC.

     Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 11.7. INDEMNIFICATION OF AGENT.

     Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following


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the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8. SUCCESSOR AGENT.

     The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for good cause by all of the Lenders (other than the Lender then acting as the Agent) upon 30 days' prior notice. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $10,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article XI.


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shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

SECTION 11.9. TITLED AGENTS.

     Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of "Joint Lead Arranger", "Joint Bookrunner", "Syndication Agent", "Co-Documentation Agent" and "Managing Agent" are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

                           ARTICLE XII. MISCELLANEOUS

SECTION 12.1. NOTICES.

     Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

     If to the Borrower:

          Post Apartment Homes, L.P.
          One Riverside
          4401 Northside Parkway
          Suite 800
          Atlanta, Georgia 30327-3057
          Attn: Chris Papa,
                Chief Financial Officer
          Telephone: (404) 846-5028
          Telecopy: (404) 504-9388

     If to the Agent:

          Wachovia Bank, National Association
          171 17th Street, NW, GA4506
          100 Building, 6th Floor
          Atlanta, Georgia 30363
          Attention: Cathy Casey
          Telecopy Number: (404) 214-5493
          Telephone Number: (404) 214-6335

     If to a Lender:

          To such Lender's address, telecopy number or e-mail address, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement


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or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed or e-mailed, when received; (ii) if telecopied, when transmitted; or
(iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

SECTION 12.2. EXPENSES.

     The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the "workout", enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (b) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (c) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their reasonable out-of-pocket costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

SECTION 12.3. SETOFF.

     Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during


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the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by
Section 10.2., and although such obligations shall be contingent or unmatured.

SECTION 12.4. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.


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     (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH
THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

SECTION 12.5. SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

     (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be equal to at least $10,000,000. Except as otherwise provided in Section 12.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. A Participant shall not be entitled to receive any greater payment under Section 3.12. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Agent, to comply with Section 3.12.(c) as though it were a Lender.In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the


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reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under Section 7.12.(c)). An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder and that the requirements of
Section 3.12.(c) have been satisfied.

     (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (which consent, in each case, shall not be unreasonably withheld), assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender and no such consent by the Agent shall be required in the case of any assignment by a Lender to any affiliate of such Lender; (ii) unless the Borrower and the Agent otherwise agree, after giving effect to any partial assignment by a Lender, the Assignee shall hold, and the assigning Lender shall retain, a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $4,500. Anything in this Section to the contrary notwithstanding, no Lender may assign, or grant a participating interest in, its Commitment or any Loan held by it to the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower.

     (e) Any Lender (each, a "Designating Lender") may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (e) and the provisions in the immediately preceding subsections (c) and (d) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed


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Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon
(i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Quote (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 11.7. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date.

     (f) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each


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Note subject to such assignment, the Agent shall, if such Assignment and
Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (g) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (h) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.

     (i) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

     (j) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

SECTION 12.6. AMENDMENTS.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders adversely affected thereby (or the Agent at the written direction of such Lenders), do any of the following: (i) increase the Commitments of the Lenders (except as contemplated by Section 2.16.) or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date; (v) change the Commitment Percentages (except as a result of any


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increase in the aggregate amount of the Commitments contemplated by Section
2.16., 3.11.(b) or 4.5.) or amend or otherwise modify the provisions of Section 3.2.; (vi) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect; (vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12.(c)); or (viii) amend or otherwise modify the provisions of Section 2.15.(a). Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to
Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 12.7. NONLIABILITY OF AGENT AND LENDERS.

     The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 12.8. CONFIDENTIALITY.

     Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the


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information); (e) after the happening and during the continuance of an Event of
Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and
(f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate, provided this clause (y) shall not apply to the extent the Agent or any Lender had reason to believe in the exercise of its good faith judgment that the source of such confidential information breached a confidentiality agreement or duty in disclosing such information to the Agent or any Lender. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

SECTION 12.9. INDEMNIFICATION.

     (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all of the following (collectively, the "Indemnified Costs") losses, costs, claims, damages, liabilities, deficiencies, judgments and reasonable out-of-pocket costs and expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or
4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby;
(ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC or (x) any violation or non-compliance by the Borrower or any


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Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

     (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

     (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

     (d) Promptly after receipt by an Indemnified Party of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such Indemnified Party will notify the Borrower thereof, provided that the failure to give any such notice hereunder shall not affect the obligation of the Borrower under this Agreement or any of the other Loan Documents. Thereafter, such Indemnified Party and the Borrower shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrower of its obligations hereunder. In case any such Indemnified Party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, and it notifies the Borrower thereof, the Borrower will be entitled to participate in the defense thereof, and to the extent that the Borrower may elect by notice delivered to such Indemnified Party promptly after receiving aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory at all times to the Indemnified Party; provided that if the parties against whom any loss, claim, damage or liability arises include both the Indemnified Party and the Borrower, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Borrower and may conflict therewith, such Indemnified Party or Parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such loss, claims, damage or liability on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense of such loss, claim, damage or liability and approval of counsel by such Indemnified Party, the Borrower shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) such Indemnified Party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to


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the immediately preceding sentence, (ii) the Borrower shall not have employed and continue to employ counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party, or (iii) the Borrower shall have approved the employment of counsel for such Indemnified Party at the Borrower's expense. The Borrower shall not be liable for any settlement of any Indemnity Proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Borrower will not settle any claim, action or proceeding in respect of which indemnity may be sought against the Borrower under this Agreement or any other Loan Document, whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding, without the Agent's written consent, which shall not be unreasonably withheld, unless such settlement does not require any performance by any Indemnified Party and includes an unconditional release of each Indemnified Party that is an actual or potential party from all liability arising out of such claim, action or proceeding.

     (e) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

     (f) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

SECTION 12.10. TERMINATION; SURVIVAL.

     At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired, (c) none of the Lenders nor the Swingline Lender is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7.,
12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Agent, the Lenders and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and
(ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

SECTION 12.11. SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12. GOVERNING LAW.


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     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13. COUNTERPARTS.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 12.14. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

     The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 12.15. LIMITATION OF LIABILITY.

     Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 12.16. PATRIOT ACT.

     The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with such Act.SECTION 12.17. ENTIRE AGREEMENT.

     This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.18. CONSTRUCTION.

     The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 12.19 NO NOVATION.

     THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

                         [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                        POST APARTMENT HOMES, L.P.

                                        By: Post GP Holdings, Inc., its sole
                                            general partner


                                        By: /s/ Christopher J. Papa
                                            ------------------------------------
                                        Name: Christopher J. Papa
                                              ----------------------------------
                                        Title: Executive Vice President and
                                               Chief Financial Officer
                                               ---------------------------------

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Agent, as a Lender and
                                        as Swingline Lender


                                        By: /s/ Amit Khimji
                                            ------------------------------------
                                        Name: Amit Khimji
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $60,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Wachovia Bank, National Association
                                        171 17th Street, NW, GA4506
                                        100 Building, 6th Floor
                                        Atlanta, Georgia 30363
                                        Attention: Cathy Casey
                                        Telecopy Number: (404) 214-5493
                                        Telephone Number: (404) 214-6335

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        JPMORGAN CHASE BANK, N.A.


                                        By: /s/ Susan M. Tate
                                            ------------------------------------
                                        Name: Susan M. Tate
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $60,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        JPMorgan Chase Bank, N.A.
                                        707 Travis Street
                                        6th Floor
                                        Houston, Texas 77002
                                        Attention: Susan B. Tate
                                        Telephone: (713) 216-1511
                                        Fax: (713) 216-2391

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By: /s/ John S. Misura
                                            ------------------------------------
                                        Name: John S. Misura
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $50,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Wells Fargo Bank, National Association
                                        2859 Paces Ferry Road, Suite 1200
                                        Atlanta, GA 30339
                                        Attention: John S. Misiura
                                        Telephone: (404) 319-5223
                                        Fax: (404) 435-2262

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        SUNTRUST BANK


                                        By: /s/ W. John Wendler
                                            ------------------------------------
                                        Name: W. John Wendler
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $50,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        SunTrust Bank
                                        8330 Boone Boulevard, 8th Floor
                                        Vienna, VA 22182
                                        Attention: W. John Wendler
                                        Telephone: (703) 442-1563
                                        Fax: (703) 442-1570

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By: /s/ Masakazu Hasegawa
                                            ------------------------------------
                                        Name: Masakazu Hasegawa
                                              ----------------------------------
                                        Title: Joint General Manager
                                               ---------------------------------

                                        Commitment Amount:

                                        $50,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Sumitomo Mitsui Banking Corporation
                                        277 Park Avenue, 5th Floor
                                        New York, NY 10172
                                        Attention: Charles J. Sullivan
                                        Telephone: (212) 224-4178
                                        Fax: (212) 224-4887

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Andrew T. White
                                            ------------------------------------
                                        Name: Andrew T. White
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $40,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        PNC Bank, National Association
                                        1600 Market Street
                                        30th Floor
                                        Mail Stop: F2-F070-30-3
                                        Philadelphia, PA 19103
                                        Attention: Andrew White
                                        Telephone: (215) 585-6123
                                        Fax: (215) 585-5806

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        U.S. BANK, NATIONAL ASSOCIATION


                                        By: /s/ Randy K. Rinderknecht
                                            ------------------------------------
                                        Name: Randy K. Rinderknecht
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $40,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        U.S. Bank, National Association
                                        One Midtown Plaza
                                        1360 Peachtree St. NE,
                                        Suite 1105
                                        Atlanta, GA 30309
                                        Attention: Randy K. Rinderknecht,
                                                   Vice President
                                        Telephone: (404) 965-7218
                                        Fax: (404) 365-7946

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        AMSOUTH BANK


                                        By: /s/ Kerri Raines
                                            ------------------------------------
                                        Name: Kerri Raines
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $40,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        AmSouth Bank
                                        1900 5th Avenue North, 15th Floor
                                        Birmingham, AL 35203
                                        Attention: Kerri Raines
                                        Telephone: (205) 801-0621
                                        Fax: (205) 801-0766

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        FIRST COMMERCIAL BANK, NEW YORK AGENCY


                                        By: /s/ Bruce M.J. Ju
                                            ------------------------------------
                                        Name: Bruce M.J. Ju
                                              ----------------------------------
                                        Title: VP and General Manager
                                               ---------------------------------

                                        Commitment Amount:

                                        $20,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        First Commercial Bank, New York Agency
                                        750 Third Avenue, 34th Floor
                                        New York, NY 10017
                                        Attention: Julie Yang
                                        Telephone: (212) 599-6868, ext.214
                                        Fax: (212) 599-6133

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL 28, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        THE GOVERNOR AND COMPANY OF THE
                                        BANK OF IRELAND


                                        By: /s/ Gwen Evans
                                            ------------------------------------
                                        Name: Gwen Evans
                                              ----------------------------------
                                        Title: Authorised Signator
                                               ---------------------------------

                                        By: /s/ Frank Schmidt
                                            ------------------------------------
                                        Name: Frank Schmidt
                                              ----------------------------------
                                        Title: Authorised Signator
                                               ---------------------------------

                                        Commitment Amount:

                                        $20,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        The Governor and Company of the
                                        Bank of Ireland
                                        Bank of Ireland, Head Office - Block B3
                                        Lower Baggot Street
                                        Dublin 2, Ireland
                                        Telephone: (011) 353 1 6044746
                                        Fax: (011) 353 1 6044793

                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                APRIL ___, 2006 WITH POST APARTMENT HOMES, L.P.]

                                        COMERICA BANK


                                        By: /s/ James Graycheck
                                            ------------------------------------
                                        Name: James Graycheck
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Commitment Amount:

                                        $20,000,000

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Comerica Bank
                                        500 Woodward Avenue
                                        MC 3256
                                        Detroit, MI 48226
                                        Attention: James Graycheck
                                        Telephone: (312) 222-1276
                                        Fax: (312) 222-9295